UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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SYMANTEC CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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20330 Stevens Creek Blvd.
Cupertino, California 95014

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To be held on:
September 23, 2009
9:00 a.m. Pacific Time

Dear Stockholder:

You are cordially invited to attend our 2009 Annual Meeting of Stockholders, which will be held at 9:00 a.m. (Pacific time) on Wednesday, September 23, 2009, at Symantec Corporation’s offices located at 350 Ellis Street, Mountain View, California 94043. For your convenience, we are pleased to offer a live and re-playable webcast of the Annual Meeting at www.symantec.com/invest.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement:

1. To elect the ten nominees named in the proxy statement to Symantec’s Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal;

2. To ratify the selection of KPMG LLP as Symantec’s independent registered public accounting firm for the 2010 fiscal year;

3. To consider and vote upon one stockholder proposal, if properly presented at the meeting; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on July 27, 2009 are entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at (408) 517-8324.

We are pleased to continue our practice of furnishing proxy materials over the Internet. We believe doing so allows us to provide our stockholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Stockholders who continue to receive hard copies of proxy materials may help us to reduce costs further by opting to receive future proxy materials by e-mail.

Each share of stock that you own represents one vote, and your vote as a stockholder of Symantec is very important. For questions regarding your stock ownership, you may contact Investor Relations at (408) 517-8324 or, if you are a registered holder, our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).

BY ORDER OF THE BOARD OF DIRECTORS

Scott C. Taylor
Executive Vice President, General
Counsel and Secretary

Cupertino, California
July 31, 2009

Every stockholder vote is important. To assure that your shares are represented at the Annual Meeting, please vote over the Internet or by telephone, whether or not you plan to attend the meeting. If you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, dating and signing the enclosed proxy and mailing it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about August 12, 2009, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

SYMANTEC CORPORATION
2009 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of Symantec Corporation’s Board of Directors (the “Board”) for use at Symantec’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Symantec’s offices located at 350 Ellis Street, Mountain View, California 94043 on Wednesday, September 23, 2009, at 9:00 a.m. (Pacific time), and any adjournment or postponement thereof. The Company will provide a live and re-playable webcast of the Annual Meeting, which will be available on the events section of our investor relations website at www.symantec.com/invest.

On or about August 12, 2009, we expect to send most of our stockholders a Notice of Internet Availability containing instructions on how to access proxy materials, including this proxy statement and our annual report for our 2009 fiscal year. Stockholders who previously requested paper delivery will receive the proxy materials by mail, which we also expect to mail on or about August 12, 2009. The Notice of Internet Availability provides instructions on how to access the proxy card and vote over the Internet or by telephone. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

About the Annual Meeting

Q. 1.	What is the purpose of the Annual Meeting?

A:	At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Symantec and respond to questions from stockholders.

Q. 2.	What proposals are scheduled to be voted on at the meeting?

A:	Stockholders will be asked to vote on three proposals. The proposals are:

• Proposal No. 1: To elect the ten nominees named in the proxy statement to the Board, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

• Proposal No. 2: To ratify the selection of KPMG LLP (“KPMG”) as Symantec’s independent registered public accounting firm for the 2010 fiscal year.

• Proposal No. 3: To consider and vote upon a stockholder proposal regarding special stockholder meetings, if properly presented at the meeting.

Q. 3.	Could other matters be decided at the Annual Meeting?

A:	We do not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement, and our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by stockholders of Symantec. If any other matter were to come before the Annual Meeting, the proxy holders appointed by the Board intend to vote the proxies in accordance with their best judgment.

The Chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.

Q. 4.	What is the recommendation of the Board on each of the proposals scheduled to be voted on at the meeting?

A:	The Board recommends that you vote FOR each of the nominees to the Board (Proposal 1), FOR the ratification of the selection of KPMG as Symantec’s independent registered public accounting firm for the 2010 fiscal year (Proposal 2); and AGAINST the stockholder proposal regarding special stockholder meetings (Proposal 3).

Q. 5.	Who can vote at the Annual Meeting?

A:	Stockholders as of the record date for the meeting, July 27, 2009, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 814,404,652 shares of Symantec common stock.

Stockholder of Record: Shares Registered in Your Name

If on July 27, 2009, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Broadridge ICS on our behalf. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on July 27, 2009, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Q. 6.	How do I vote?

A:	If you are a stockholder of record, you may:

• vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

• vote via the Internet or via telephone — in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

• vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern time, on September 22, 2009. Submitting your proxy, whether via the Internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting.

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.

You may either vote “For” all of the nominees to the Board, or you may withhold your vote from any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting in person if you have already voted by proxy.

Q. 7.	How many votes do I have?

A:	You are entitled to one vote for each share of Symantec common stock held as of July 27, 2009, the record date.

Q. 8.	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and “broker non-votes” will be considered to be shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because: (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers do not have discretionary authority to vote on their clients’ behalf on “non-routine” proposals.

For the purpose of determining whether stockholders have approved a particular proposal, abstentions are treated as shares present or represented and voting. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular proposal, though they are counted toward the presence of a quorum as discussed above. See Q.9 below for additional discussion of the effect of abstentions and broker non-votes.

Q. 9.	What is the vote required for each proposal?

A:	The votes required to approve each proposal are as follows:

• Proposal No. 1 (Election of Directors).  Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

• Proposal Nos. 2 and 3.  Approval of each of Proposals 2 and 3 requires the affirmative vote by holders of at least a majority of the shares of Symantec common stock entitled to vote thereon who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against each such proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on these proposals.

Q. 10.	What if I return a proxy card but do not make specific choices?

A:	All proxies will be voted in accordance with the instructions specified on the proxy card. If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote over the Internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board stated in Q.4 above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (described in Q.8 above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Q. 11.	Who is paying for this proxy solicitation?

A:	The expenses of soliciting proxies will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Symantec has retained a proxy solicitation firm, Georgeson Shareholder Communications, Inc., to aid it in the solicitation process. Symantec will pay Georgeson a fee equal to $12,000, plus expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q. 12.	What does it mean if I receive more than one proxy card or Notice of Internet Availability?

A:	If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each Proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q. 13.	How can I change my vote after submitting my proxy?

A:	A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

• delivering to the Corporate Secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked;

• signing and delivering a proxy bearing a later date;

• voting again over the Internet or by telephone; or

• attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Q. 14.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q. 15.	How can I get electronic access to the proxy materials?

A:	The Notice of Internet Availability will provide you with instructions regarding how to:

• view our proxy materials for the Annual Meeting over the Internet; and

• instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q. 16.	Where can I find the voting results?

A:	The preliminary voting results will be announced at the Annual Meeting and posted on our website at www.symantec.com/invest. The final results will be tallied by the inspector of elections and published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2010.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Symantec is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Standards

Our Corporate Governance Standards generally specify the distribution of rights and responsibilities of the Board, management and stockholders, and detail the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters; the Board is responsible for the general governance of the Company, including selection of key management; and management is responsible for running the day-to-day operations of the Company.

Our Corporate Governance Standards are available on the Investor Relations section of our website, which is located at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.” The Corporate Governance Standards are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate. The fundamental premise of our board-level corporate governance standards is the independent nature of our Board and its responsibility to our stockholders.

Board Independence

Through its continued listing requirements for companies with securities listed on the NASDAQ Global Select Market, the NASDAQ Stock Market (“NASDAQ”) requires that a majority of the members of our Board be independent, as defined under NASDAQ’s Marketplace Rules. Currently, each member of our Board, other than our Chief Executive Officer, Enrique Salem and our Chairman of the Board, John W. Thompson, is an independent director and all standing committees of the Board are composed entirely of independent directors, in each case under NASDAQ’s independence definition. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and other activities as they may relate to Symantec and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following directors are independent: Michael A. Brown, William T. Coleman, Frank E. Dangeard, Geraldine B. Laybourne, David L. Mahoney, Robert S. Miller, Daniel H. Schulman, and V. Paul Unruh.

Board Structure and Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session,” which is generally led by the Lead Independent Director. These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors will hold an executive session to evaluate the Chief Executive Officer’s performance and compensation.

The Board held a total of eight meetings during the fiscal year ended April 3, 2009. During this time, only one director, George Reyes, attended fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served (during the period which such director served). Mr. Reyes resigned from the Board in February 2009.

Agendas and topics for Board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that is important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:

•	Reviewing annual and longer-term strategic and business plans;

•	Reviewing key product, industry and competitive issues;

•	Reviewing and determining the independence of our directors;

•	Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

•	Selecting and approving director nominees;

•	Selecting, evaluating and compensating the Chief Executive Officer;

•	Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;

•	Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

•	Evaluating the performance of the Board;

•	Overseeing our compliance with legal requirements and ethical standards; and

•	Overseeing our financial results.

The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, and are provided full access to our officers and employees.

The Lead Independent Director of the Board is chosen by the independent directors of the Board, and has the general responsibility to preside at all meetings of the Board when the Chairman is not present and executive sessions of the Board without management present. Mr. Miller has served as the Lead Independent Director since April 22, 2003.

An evaluation of Board operations and performance is conducted annually by the Nominating and Governance Committee to enhance Board effectiveness. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.

Code of Conduct and Code of Ethics

We have adopted a code of conduct that applies to all Symantec employees, officers and directors. We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations section of our website, which is located at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.” We intend to post or disclose at that location any amendments to or waivers from any provision of our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers that both applies to any of our executive officers or directors and relates to any element of the code of ethics, as defined under Item 406 of Regulation S-K.

BOARD COMMITTEES AND THEIR FUNCTIONS

There are three primary committees of the Board: the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters. The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and available on our website at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.”

Audit Committee

Members:	Frank E. Dangeard (appointed in May 2009) David L. Mahoney Robert S. Miller V. Paul Unruh (Chair)

Number of Meetings in Fiscal Year 2009:	8

Independence:	Each member is an independent director as defined by current NASDAQ listing standards for Audit Committee membership.

Functions:	To oversee our accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment and compensation of our independent registered public accounting firm;

To review and evaluate the independence and performance of our independent registered public accounting firm; and

To facilitate communication among our independent registered public accounting firm, our financial and senior management and our Board.

Financial Experts:	Our Board has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, our Board has unanimously determined that V. Paul Unruh qualifies as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated.

Compensation Committee

Members:	Michael A. Brown William T. Coleman Geraldine B. Laybourne David L. Mahoney Daniel H. Schulman (Chair)

Number of Meetings in Fiscal Year 2009:	7

Independence:	Each member is an independent director as defined by current NASDAQ listing standards.

Functions:	To review and recommend to the independent directors of our Board all compensation arrangements for our Chief Executive Officer;

To review and approve all compensation arrangements for our other executive officers;

To review the overall strategy for employee compensation;

To administer our equity incentive plans;

To review and recommend to the Board compensation for non-employee members of the Board; and

To review and discuss with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” for use in our proxy statements and reports filed with the SEC.

The Compensation Committee retains Mercer, an outside consulting firm, to provide advice and ongoing recommendations on executive compensation matters. The Compensation Committee consulted with Mercer on certain executive compensation matters during fiscal year 2009. As the Compensation Committee requested and to assist the Compensation Committee as it made decisions with respect to compensation matters, Mercer provided certain qualitative and quantitative information regarding compensatory practices in the market for executive talent, analyzed existing Symantec executive compensation arrangements, and was available to the Compensation Committee to provide technical and other information it requested in connection with performing its function throughout the fiscal year 2009. Mercer’s role during fiscal year 2009 is further discussed in the Compensation Discussion & Analysis section (beginning on page 27).

Nominating and Governance Committee

Members:	Michael A. Brown (Chair) Frank E. Dangeard Robert S. Miller Daniel H. Schulman V. Paul Unruh

Number of Meetings in Fiscal Year 2009:	4

Independence:	Each member is an independent director as defined by current NASDAQ listing standards.

Functions:	To identify, consider and nominate candidates for membership on our Board;

To develop, recommend and evaluate corporate governance standards and a code of business conduct and ethics applicable to our Company;

To implement and oversee a process for evaluating our Board, Board committees (including the Nominating and Governance Committee) and oversee our Board’s evaluation of our Chief Executive Officer;

To make recommendations regarding the structure and composition of our Board and Board committees; and

To advise the Board on corporate governance matters.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Criteria for Nomination to the Board

The Nominating and Governance Committee will consider candidates submitted by Symantec stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The goal of the Nominating and Governance Committee is to assemble a Board that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Governance Committee has generally identified nominees based upon suggestions by outside directors, management and executive recruiting firms.

Process for Identifying and Evaluating Nominees

The Nominating and Governance Committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and NASDAQ.

The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Symantec’s stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. We have from time to time engaged, for a fee, a search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for Symantec and may do so in the future.

Stockholder Proposals for Nominees

The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding director nominations. The Nominating and Governance Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.

To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by stockholders must be submitted by mail and must be received by the Corporate Secretary no later than April 14, 2010 to ensure adequate time for meaningful consideration by the Nominating and Governance Committee. Each submission must include the following information:

•	the full name and address of the candidate;

•	the number of shares of Symantec common stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•	biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

Information regarding requirements that must be followed by a stockholder who wishes to make a stockholder nomination for election to the Board for next year’s annual meeting is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2010 Annual Meeting.”

Contacting the Board of Directors

Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:

Symantec Corporation
20330 Stevens Creek Boulevard
Cupertino, California 95014
Attn: Corporate Secretary

The Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with Symantec’s policy regarding accounting complaints and concerns.

Attendance of Board Members at Annual Meetings

The Board does not have a formal policy with respect to Board member attendance at our annual meetings of stockholders, as historically very few stockholders have attended our annual meeting of stockholders. Four directors attended our 2008 Annual Meeting of Stockholders in person or by telephone.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board consists of ten directors, each of whom is nominated for election at the Annual Meeting, including eight independent directors, one member of our senior management and our former Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Governance Committee, the Board has nominated the following ten persons to serve as directors for the term beginning at the Annual Meeting on September 23, 2009: Michael A. Brown, William T. Coleman, Frank E. Dangeard, Geraldine B. Laybourne, David L. Mahoney, Robert S. Miller, Enrique Salem, Daniel H. Schulman, John W. Thompson and V. Paul Unruh.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Symantec cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Nominees for Director

The names of each nominee for director, their ages as of July 3, 2009, and other information about each nominee is shown below.

			Director
Nominee	Age	Principal Occupation	Since

John W. Thompson	60	Chairman of the Board of Directors	1999
Michael A. Brown	50	Director	2005
William T. Coleman	61	Founder, Chairman of the Board and Chief Executive Officer, Cassatt Corporation	2003
Frank E. Dangeard	51	Managing Partner, Harcourt	2007
Geraldine B. Laybourne	62	Founder and Former Chairman and Chief Executive Officer, Oxygen Media	2008
David L. Mahoney	55	Director	2003
Robert S. Miller	67	Executive Chairman, Delphi Corporation	1994
Enrique Salem	43	President and Chief Executive Officer	2009
Daniel H. Schulman	51	Chief Executive Officer, Virgin Mobile USA	2000
V. Paul Unruh	60	Director	2005

Mr. Thompson has served as Chairman of the Board since April 1999. Before retiring in April 2009, Mr. Thompson served as our Chief Executive Officer from April 1999 to April 2009 and as President from April 1999 to January 2002. Mr. Thompson joined Symantec after 28 years at International Business Machines Corporation (“IBM”), a global information technology company, where he held senior executive positions in sales, marketing and software development. He last served as a general manager of IBM Americas and a member of the company’s Worldwide Management Council. Mr. Thompson is a member of the board of directors of Seagate Technology, Inc. and United Parcel Service, Inc.

Mr. Brown was appointed to the Board in July 2005 following the acquisition of Veritas. Mr. Brown had served on the Veritas board of directors since 2003. Mr. Brown is currently the Chairman of Line 6, Inc., a provider of musical instruments, amplifiers and audio gear that incorporate digital signal processing. From 1984 until September 2002, Mr. Brown held various senior management positions at Quantum Corporation, a leader in computer storage products and most recently as Chief Executive Officer from 1995 to 2002 and Chairman of the

Board from 1998 to 2003. Mr. Brown is a member of the board of directors of Quantum Corporation, Nektar Therapeutics and two private companies.

Mr. Coleman was appointed to the Board in January 2003. He was a founder, the Chairman of the Board and Chief Executive Officer of Cassatt Corporation, a provider of solutions to automate information technology operations, from August 2003 to June 2009. Previously Mr. Coleman was co-founder of BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from that company’s inception in 1995 until August 2002, Chief Strategy Officer from October 2001 to August 2002, and Chief Executive Officer from 1995 to October 2001. Mr. Coleman is a member of the board of directors of Palm, Inc.

Mr. Dangeard was appointed to the Board in January 2007. He has been the Managing Partner of Harcourt, an advisory and investment firm, since March 2008. Mr. Dangeard was Chairman and Chief Executive Officer of Thomson S.A., a provider of digital video technologies, solutions and services, from September 2004 to February 2008. From September 2002 to September 2004, he was Senior Executive Vice President of France Telecom, a global telecommunications operator. From 1997 to 2002, Mr. Dangeard was Senior Executive Vice President of Thomson and Vice Chairman in 2000. Prior to joining Thomson, Mr. Dangeard was managing director of SG Warburg & Co. Ltd. from 1989 to 1997, and Chairman of SG Warburg France from 1995 to 1997. Prior to that, Mr. Dangeard was a lawyer with Sullivan & Cromwell LLP, in New York and London. Mr. Dangeard also serves on the boards of Moser Baer, Électricité de France and Sonaecom SGPA. He is also non-executive Chairman of Atari. He graduated from the École des Hautes Études Commerciales, the Paris Institut d’Études Politiques and from the Harvard Law School.

Ms. Laybourne was appointed to the Board in January 2008. She founded Oxygen Media in 1998 and served as its Chairman and Chief Executive Officer until November 2007 when the network was acquired by NBC Universal. Prior to starting Oxygen Media, Ms. Laybourne spent 16 years at Nickelodeon. From 1996 to 1998, Ms. Laybourne was President of Disney/ABC Cable Networks where she was responsible for overseeing cable programming for the Walt Disney Company and ABC. Ms. Laybourne earned a Bachelor of Arts degree in art history from Vassar College and a Master of Science degree in elementary education from the University of Pennsylvania. Ms. Laybourne also serves on the boards of Electronic Arts, Inc. and Move, Inc.

Mr. Mahoney was appointed to the Board in April 2003.  Mr. Mahoney previously served as co-Chief Executive Officer of McKesson HBOC, Inc., a healthcare services company, and as Chief Executive Officer of iMcKesson LLC, also a healthcare services company, from July 1999 to February 2001. Mr. Mahoney is a member of the board of directors of Corcept Therapeutics Incorporated, and several private and non-profit organizations.

Mr. Miller was appointed to the Board in September 1994. Since January 2007, Mr. Miller has served as Executive Chairman of Delphi Corporation, an auto parts supplier and from July 2005 until January 2007, as Chairman and Chief Executive Officer. From January 2004 to June 2005, Mr. Miller was non-executive Chairman of Federal Mogul Corporation, an auto parts supplier. From September 2001 until December 2003, Mr. Miller was Chairman and Chief Executive Officer of Bethlehem Steel Corporation, a large steel producer. Prior to joining Bethlehem Steel, Mr. Miller served as Chairman and Chief Executive Officer on an interim basis upon the departure of Federal Mogul’s top executive in September 2000. Delphi Corporation and certain of its subsidiaries filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2005, and Federal Mogul Corporation and Bethlehem Steel Corporation and certain of their subsidiaries, filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2001. Mr. Miller is a member of the board of directors of UAL Corporation, AIG, Dephi Corporation and two private companies.

Mr. Salem was appointed to the Board in April 2009.  Mr. Salem has served as our President and Chief Executive Officer since April 2009. From January 2008 to April 2009, Mr. Salem served as our Chief Operating Officer, and as Group President, Worldwide Sales and Marketing from April 2007 to January 2008. From May 2006 to April 2007, Mr. Salem served as our Group President, Consumer Products. Mr. Salem previously served as Senior Vice President, Consumer Products and Solutions from February 2006 to May 2006, Senior Vice President, Security Products and Solutions from January 2006 to February 2006, and as Senior Vice President, Network and Gateway Security Solutions from June 2004 to February 2006. Prior to joining Symantec, from April 2002 to June 2004, he was President and Chief Executive Officer of Brightmail Incorporated, an anti-spam software company that was acquired by Symantec. From January 2001 to April 2002, Mr. Salem served as Senior Vice President of Products and Technology at Oblix Inc., an identity-based security products developer, and from October 1999 to January 2001, he was Vice President of Technology and Operations at Ask Jeeves Inc., an online search engine provider. From 1990 to October 1999, Mr. Salem led the security business unit at Symantec. Mr. Salem received a Bachelor of Arts in computer science from Dartmouth College.

Mr. Schulman was appointed to the Board in March 2000.  Mr. Schulman has served as Chief Executive Officer of Virgin Mobile USA, a cellular phone service provider, since September 2001, and a member of the board of directors of Virgin Mobile USA since October 2001. From May 2000 until May 2001, Mr. Schulman was President and Chief Executive Officer of priceline.com Incorporated, an online travel company, after serving as President and Chief Operating Officer from July 1999. Mr. Schulman is a member of the board of directors of Flextronics International Ltd. and a non-profit company.

Mr. Unruh was appointed to the Board in July 2005 following the acquisition of Veritas. Mr. Unruh had served on Veritas’ board of directors since 2003. Mr. Unruh retired as Vice Chairman of Bechtel Group, Inc., a global engineering and construction services company, in June 2003. During his 25-year tenure at Bechtel Group, he held a number of management positions including Treasurer, Controller, and Chief Financial Officer. Mr. Unruh also served as President of Bechtel Enterprises, the finance, development and ownership arm from 1997 to 2001. Mr. Unruh is a member of the board of directors of Move, Inc., Heidrick & Struggles International, Inc., and two private companies. Mr. Unruh is a certified public accountant.

Director Compensation

The following table provides information for fiscal year 2009 compensation for all non-employee directors of the Company who served during the last fiscal year:

Fiscal Year 2009 Director Compensation

	Fees Earned
	or Paid in	Stock		Option
	Cash	Awards		Awards	Total
Name	($)(1)	($)(3)		($)(7)(8)	($)

Michael A. Brown	55,025	208,874	(4)(5)	30,065	293,964
William T. Coleman	35,025	208,874	(4)(5)	71,685	315,584
Frank E. Dangeard	35,025	208,874	(4)(5)	—	243,899
Geraldine B. Laybourne	35,025	236,924	(4)(5)	—	271,949
David L. Mahoney	50,025	208,874	(4)(5)	71,685	330,584
Robert S. Miller(2)	75,025	208,874	(4)(5)	71,685	355,584
George Reyes*	15,034	233,865	(4)(6)	71,685	320,584
Daniel H. Schulman	55,025	208,874	(4)(5)	71,685	335,584
V. Paul Unruh	70,025	208,874	(4)(5)	30,065	308,964

*	Former director.

(1)	Non-employee directors receive an annual retainer fee of $50,000 plus an additional annual fee of $10,000 (Compensation Committee and Nominating and Governance Committee) or $15,000 (Audit Committee) for membership on each committee. The chair of each committee receives an additional annual fee of $10,000 (Compensation Committee and Nominating and Governance Committee) or $20,000 (Audit Committee). As indicated below in footnotes 5 and 6, the annual retainer fee is paid in a combination of cash and shares of our common stock.

(2)	Mr. Miller received an additional annual fee in the amount of $25,000 for his role as Lead Independent Director.

(3)	Amounts shown in this column reflect our accounting expense for these restricted stock unit awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2009 for the fair value of restricted stock units granted to the non-employee directors in accordance with Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Restricted stock units were not granted to non-employee directors prior to fiscal 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As Mr. Reyes ceased serving as a director on February 28, 2009, 10,452 of his restricted stock unit awards were forfeited during fiscal 2009. For additional information about assumptions used in valuing our equity compensation awards, refer to Note 13 of the financial statements in our Form 10-K for the fiscal year ended April 3, 2009, as filed with the SEC.

(4)	Messrs. Brown, Coleman, Dangeard, Mahoney, Miller, Reyes, Schulman, Unruh, and Ms. Laybourne were each granted 10,452 restricted stock units on April 30, 2008, with a per share fair value of $17.22 and a full grant date fair value of $179,983. As of April 3, 2009, each of these non-employee directors held 10,452 outstanding restricted stock units, with the exception of Mr. Reyes. As Mr. Reyes ceased serving as a director on February 28, 2009, all of his restricted stock units were forfeited during fiscal year 2009.

(5)	In lieu of cash, Messrs. Brown, Coleman, Dangeard, Mahoney, Miller, Schulman, Unruh, and Ms. Laybourne each received 50% of their annual retainer fee of $50,000 in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, they were each granted 1,433 shares at a per share fair value of $17.44, and a full fair value of $24,992. The balance of Messrs. Brown’s, Coleman’s, Dangeard’s, Mahoney’s, Miller’s, Schulman’s, Unruh’s, and Ms. Laybourne’s fees were paid in cash as reported in the “Fees Earned or Paid in Cash” column in the table above.

(6)	In lieu of cash, Mr. Reyes elected to receive 100% of his annual retainer fee of $50,000 in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, he was granted 2,866 shares at a per share fair value of $17.44, and a full fair value of $49,983. The balance of Mr. Reyes’ fees were paid in cash as reported in the “Fees Earned or Paid in Cash” column in the table above.

(7)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2009 for the fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information about assumptions used in valuing our equity compensation awards, refer to Note 13 of the financial statements in our Form 10-K for the fiscal year ended April 3, 2009, as filed with the SEC.

(8)	In fiscal year 2009, there were no stock option grants to any person who served as a non-employee director. The outstanding stock options held by each non-employee director at 2009 fiscal year-end were: Mr. Brown (175,630), Mr. Coleman (148,000), Mr. Mahoney (106,000), Mr. Miller (148,000), Mr. Reyes (76,927), Mr. Schulman (79,000), and Mr. Unruh (180,630).

The policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. Symantec does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.

Director Stock Ownership Guidelines:  Since May 2007, the Compensation Committee has instituted the following stock ownership guidelines to better align our directors’ interests with those of our stockholders:

•	Directors must maintain a minimum holding of 10,000 shares of Company stock;

•	New directors will have three years to reach the minimum holding level; and

•	Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.

Annual Fees:  In accordance with the recommendation of the Compensation Committee, the Board determined the non-employee directors’ compensation for fiscal year 2009 as follows:

•	$50,000 annual cash retainer

•	$10,000 annual fee for committee membership ($15,000 for Audit Committee membership)

•	$10,000 annual fee for chairing a committee of the Board ($20,000 for chairing the Audit Committee)

•	$25,000 annual fee for the Lead Independent Director

The payment of the annual cash retainer is subject to the terms of the 2000 Director Equity Incentive Plan, as amended, which allows directors to choose to receive common stock in lieu of cash for all or a portion of the retainer payable to each director for serving as a member. We pay the annual retainer fee and any additional annual fees to each director at the beginning of the fiscal year. Directors who join the Company after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees. These payments are considered earned when paid. Accordingly, we do not require them to be repaid in the event a director ceases serving in the capacity for which he or she was compensated.

Annual Equity Awards.  In March 2009, the 2004 Equity Incentive Plan was amended to eliminate the feature of the plan that provided for automatic grants to non-employee members of the Board. As a result, all grants to non-employee directors will be made on a discretionary basis under the plan. Pursuant to a policy adopted by our Board, each non-employee member of the Board now receives an annual award of fully-vested restricted stock awards having a fair market value on the grant date equal to $180,000, with this value prorated for new non-employee directors from the date of such director’s appointment to our Board to the date of the first Board meeting in the following fiscal year. Prior to its amendment, the plan provided for the same award formula, except awards vested on the one-year anniversary of the date of grant. The restricted stock unit awards granted for fiscal year 2009 were granted on April 30, 2008 and vested in full on April 30, 2009. The restricted stock awards granted for fiscal year 2010 were granted on May 11, 2009 and are fully vested. Since the beginning of fiscal year 2007, we have not made option grants to our directors. Option grants made to our non-employee directors in fiscal 2006 and prior years were subject to a four-year vesting schedule. In the event of a merger or consolidation in which Symantec is not the surviving corporation or another similar change in control transaction involving Symantec, all unvested stock option and restricted stock unit awards made to non-employee directors under the programs described above will accelerate and vest in full.

Symantec stock ownership information for each of our directors is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE TEN NOMINATED DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as Symantec’s principal independent registered public accounting firm to perform the audit of Symantec’s consolidated financial statements for fiscal year 2010. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. In the event that this selection of KPMG is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as Symantec’s independent registered public accounting firm.

The Audit Committee first approved KPMG as the Company’s independent auditors in September 2002, and KPMG audited Symantec’s financial statements for Symantec’s 2009 fiscal year. Representatives of KPMG are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Company regularly reviews the services and fees from its independent registered public accounting firm. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for the Company’s audit. Symantec’s Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.

In addition to performing the audit of the Company’s consolidated financial statements, KPMG provided various other services during fiscal years 2009 and 2008. Symantec’s Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from Symantec. The aggregate fees billed for fiscal years 2009 and 2008 for each of the following categories of services are as follows:

Fees Billed to Symantec	2009	2008

Audit fees(1)	$11,007,817	$10,223,009
Audit related fees(2)	—	—
Tax fees(3)	229,133	402,794
All other fees(4)	2,331	359,033

Total fees	$11,239,282	$10,984,836

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Securities Exchange Act of 1934, and these categories include in particular the following components:

(1) “Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of Symantec’s consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with Symantec’s acquisitions and statutory audit fees.

(2) “Audit related fees” include fees which are for assurance and related services other than those included in Audit fees.

(3) “Tax fees” include fees for tax compliance and advice.

(4) “All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.

An accounting firm other than KPMG performs internal audit services for the Company. Another accounting firm provides the majority of Symantec’s tax services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the services relating to the fees described in the table above were approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

STOCKHOLDER PROPOSAL

Proposal 3 is a stockholder proposal. If the stockholder proponent, or representative who is qualified under state law, is present at the Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon. The stockholder proposal is included in this proxy statement exactly as submitted by the stockholder proponent. The Board’s recommendation on the proposal is presented immediately following the proposal. We will promptly provide you with the name, address and, to Symantec’s knowledge, the number of voting securities held by the proponent of the stockholder proposal, upon receiving a written or oral request directed to: Symantec Corporation, Attn: Scott C. Taylor, Corporate Secretary, 20330 Stevens Creek Boulevard, Cupertino, California 95014, telephone: (408) 517-8000.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS

3 — Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of Kenneth Steiner

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration. This proposal is in favor of our board maintaining its current power to call a special meeting.

This proposal topic won impressive 2008 support at:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•	We had no shareholder right to:

Elect directors through a majority-vote.

Cumulative voting.

Call a special shareholder meeting.

•	John Thompson was both our Chairman and CEO and held two outside board seats — Over-extension concern.

•	Our directors also served on 3 boards rated “D” by the Corporate Library:

Michael Brown	Nektar Therapeutics	(NKTR)
Geraldine Laybourne	Electronic Arts Inc.	(ERTS)
Robert Steve Miller	Delphi Corporation	(DPHIQ.PK)

•	Mr. Miller (our Lead Director no less and served on two of our key board committees) was designated a “Problem Director” due to his involvement with the board of Federal-Mogul Corporation, which filed for Chapter 11 Bankruptcy.

•	Mr. Miller had 15-years director tenure — Independence concern and received two-times as many withheld votes as any other director.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:
Special Shareowner Meetings — Yes on 3

Our Board of Directors’ Statement in Opposition to Proposal 3

The Board agrees that stockholders should have the ability to call a special meeting of the stockholders of the Company. However, our Board believes that passage of this proposal is not necessary because Symantec’s Bylaws already meet the essential objective of the proposal, and stockholders already have additional protective measures in place.

Symantec’s Bylaws already meet the essential objective of the proposal by giving stockholders the ability to call special meetings.  Our Board is committed to effective corporate governance. In addition to the corporate governance practices noted below, our Board amended Symantec’s Bylaws to provide that stockholders owning 25% of the outstanding shares of the Company’s common stock have the right to call a special meeting. In addition, other than limitations on calling a special meeting shortly before or after another meeting of stockholders at which the proposed business was already addressed, there are no restrictive provisions in the Bylaws that would impede a stockholder’s right or negate the intent of allowing stockholders to call special meetings. Stockholders may read Symantec’s Bylaws on its web site at http://investor.symantec.com/phoenix.zhtml?c=89422&p=irol-govHighlights.

25% is a reasonable and appropriate threshold.  Many large companies that have special meeting bylaw provisions set the threshold at 25% or higher. Permitting the stockholders of 25% of the common stock to call special meetings provides an appropriate balance between ensuring the Board’s accountability to stockholders and enabling the Board and management to operate the Company in an effective manner. Stockholder meetings are costly and time consuming for Symantec and its stockholders, and they impose administrative and other burdens on the Company. Furthermore, permitting the stockholders of 10% of our common stock to call special meetings could allow a small group of stockholders to call unnecessary and costly meetings on matters that are neither relevant to the majority of stockholders or in the best interests of the Company and stockholders in general.

Symantec has a strong and effective corporate structure that protects the interests of its stockholders.  Symantec is committed to strong corporate governance practices, and this is reflected by its strong corporate governance ratings. For example, according to RiskMetrics Group’s Corporate Governance Quotient ranking, as of July 1, 2009, Symantec outperformed 92.2% of the companies in the S&P 500 and 99.1% of the companies in the Software & Services group. Symantec’s corporate governance practices include:

•	Chairman and CEO positions are separate

•	the Board has a Lead Independent Director

•	the Company does not have a “poison pill” in place

•	the Company has a declassified Board, meaning that the full Board is elected annually

•	8 of the 10 members of the Board are independent directors

•	simple majority vote requirement to amend Charter or Bylaws, and to approve transactions

Stockholders are already protected under state law, other regulations and our Bylaws.  Symantec is incorporated in the state of Delaware, which requires that major corporate actions, such as a merger or sale of substantially all of Symantec’s assets, be approved by stockholders. Symantec is also listed on the NASDAQ Global Select Market. NASDAQ requires that listed companies obtain stockholder approval for certain actions, such as adopting or materially amending equity compensation plans or issuing shares above a prescribed threshold. In addition, stockholders have the right under Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, and under our Bylaws to propose business to be considered by the stockholders at the annual meetings of our stockholders.

For these reasons, the Board believes that stockholders already have a meaningful right to call a special meeting and that the proposal is not in the best interests of Symantec and its stockholders.

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 3.
PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “AGAINST”
THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Symantec’s common stock that may be issued upon the exercise of options, warrants and rights under all of Symantec’s existing equity compensation plans as of April 3, 2009:

	Equity Compensation Plan Information
				Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	64,049,823		$14.22	97,746,289	(1)
Equity compensation plans not approved by security holders	562,910	(2)(3)	$6.79	—

Total	64,612,733		$14.15	97,746,289

(1)	Represents 40,119 shares remaining available for future issuance under Symantec’s 2000 Director Equity Incentive Plan, 209,599 shares remaining available for future issuance under Symantec’s 2002 Executive Officer’s Stock Purchase Plan, 20,000,000 shares remaining available for future issuance under Symantec’s 2008 Employee Stock Purchase Plan and 77,496,571 shares remaining available for future issuance as stock options, restricted stock units or other awards permitted under Symantec’s 2004 Equity Incentive Plan. Under the 2004 Equity Incentive Plan, any full-value award (i.e., an award of restricted stock units) will reduce the number of shares available for issuance by two shares for every share issued, and any other award (i.e., an option or stock appreciation right) will reduce the number of shares available for issuance by one share for every share issued.

(2)	Excludes outstanding options and restricted stock unit awards to acquire 18,815,528 shares as of April 3, 2009 that were assumed as part of the Veritas acquisition. Excludes outstanding options and restricted stock unit awards to acquire 1,366,937 shares as of April 3, 2009 that were assumed as part of other acquisitions. The weighted average exercise price of these outstanding options was $22.94 as of April 3, 2009. In connection with these acquisitions, Symantec has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options or rights may be granted under these acquired-company plans.

(3)	Represents 562,910 outstanding options to purchase shares under Symantec’s 2001 Non-Qualified Equity Incentive Plan. As noted below, the 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan.

Material Features of Equity Compensation Plans Not Approved by Stockholders

2001 Non-Qualified Equity Incentive Plan

The 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan. As of April 3, 2009, options to purchase 562,910 shares were outstanding under the 2001 Non-Qualified Equity Incentive Plan.

Terms of Options.  Symantec’s Compensation Committee determined many of the terms and conditions of each option granted under the plan, including the number of shares for which the option was granted, the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Compensation Committee approved and is subject to the following conditions (as described in further detail in the plan):

•	Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Compensation Committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. Options terminate ten years or less from the date of grant.

•	Exercise Price: The exercise price of each option granted was not less than 100% of the fair market value of the shares of common stock on the date of the grant.

•	Tax Status: All options granted under the plan are non-qualified stock options.

•	Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Compensation Committee, in other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or death of the participant. Options granted under the plan generally expire three months after the termination of the optionee’s service to Symantec or a parent or subsidiary of Symantec, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. However, if the optionee is terminated for cause, the optionee’s options expire upon termination of employment.

Corporate Transactions.  In the event of a change of control of Symantec (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. In the event the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction.

Term and Amendment of the Plan.  The plan was terminated in September 2004, except that outstanding options granted thereunder will remain in place for the term of such options.

OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of July 3, 2009, and their positions are shown below.

Name	Age	Position

Enrique Salem	43	President and Chief Executive Officer
James A. Beer	48	Executive Vice President and Chief Financial Officer
Janice Chaffin	54	Group President, Consumer Business Unit
George W. Harrington	57	Senior Vice President, Finance and Chief Accounting Officer
Gregory W. Hughes	46	Group President, Enterprise Product Group
Rebecca Ranninger	50	Executive Vice President and Chief Human Resources Officer
William T. Robbins	41	Executive Vice President, Worldwide Sales
Scott C. Taylor	45	Executive Vice President, General Counsel and Secretary
J. David Thompson	42	Group President, Information Technology and Services Group

The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Symantec.

For information regarding Mr. Salem, please refer to Proposal No. 1, “Election of Directors,” above.

Mr. Beer has served as our Executive Vice President and Chief Financial Officer since February 28, 2006. Prior to joining us, Mr. Beer was Senior Vice President and Chief Financial Officer of AMR Corporation and American Airlines, Inc., AMR’s principal subsidiary, from January 2004 to February 2006. From September 1991 to January 2004, Mr. Beer held other various management positions in finance and operations at American Airlines including leading the airline’s European and Asia Pacific businesses. Mr. Beer holds a Bachelor of Science in aeronautical engineering from Imperial College, London University and a Master of Business Administration degree from Harvard Business School.

Ms. Chaffin has served as our Group President, Consumer Business Unit since April 2007. From May 2006 to April 2007, Ms. Chaffin served as our Executive Vice President and Chief Marketing Officer. Ms. Chaffin joined Symantec in May 2003 as Senior Vice President and Chief Marketing Officer. Prior to Symantec, Ms. Chaffin spent 21 years at Hewlett-Packard Company, a global provider of products, technologies, solutions and services, where she held a variety of marketing and business management positions and most recently served as Vice President of Enterprise Marketing and Solutions. She graduated summa cum laude from the University of California, San Diego with a bachelor’s degree and earned a master’s degree in business administration from the University of California, Los Angeles, where she was a Henry Ford Scholar.

Mr. Harrington has served as our Senior Vice President, Finance, and Chief Accounting Officer since January 2007. Mr. Harrington joined the Company as Senior Vice President, Finance Operations in May 2006. Prior to joining Symantec, Mr. Harrington was Senior Vice President and Chief Financial Officer of BMC Software, Inc., a software solutions provider, from March 2004 to September 2005, and, prior to that, had served in a variety of senior finance roles at IBM, a global information technology company, since 1981. As Vice President of Finance for IBM Software Group, Mr. Harrington was the senior executive responsible for all financial and IT aspects of IBM’s $13 billion software organization. Mr. Harrington also served as the Chief Accountant for IBM. In addition, he served as Vice President, Finance for IBM Americas, responsible for all financial aspects of a $38 billion IBM division. Mr. Harrington also served in a range of finance leadership positions for IBM’s Americas, Asia Pacific and European operations. Mr. Harrington earned a Bachelor of Arts in Political Science and a Masters in Business Administration from Brigham Young University.

Mr. Hughes has served as our Group President, Enterprise Product Group since January 2009. From January 2008 to January 2009, Mr. Hughes served as our Chief Strategy Officer, and as Group President, Global Services

from April 2007 to January 2008. Mr. Hughes joined Symantec through the Company’s acquisition of Veritas in July 2005 and served as our Executive Vice President, Services and Support, from July 2005 to April 2007. At Veritas, he most recently served as Executive Vice President, Global Services from October 2003 to July 2005. Mr. Hughes joined Veritas after a 10-year career at McKinsey & Co., a global management consulting service provider, where he most recently served as a Partner. During his tenure at McKinsey, he founded and led the North American Software Industry practice and worked as a consultant to senior executives across a range of industries on information-technology related issues. Mr. Hughes holds a Master of Business Administration degree from the Stanford Graduate School of Business, and a bachelor’s degree in electrical engineering and a master’s degree in electrical engineering and computer science from Massachusetts Institute of Technology.

Ms. Ranninger has served as our Executive Vice President and Chief Human Resources Officer since May 2006, Senior Vice President, Human Resources from January 2000 to May 2006 and Vice President, Human Resources from September 1997 to January 2000. Prior to 1997, Ms. Ranninger served for over six years in the Legal Department. Prior to joining us in 1991, Ms. Ranninger was a business litigator with the law firm of Heller Ehrman White & McAuliffe. She also currently serves as President of Symantec Foundation. Ms. Ranninger graduated magna cum laude from Harvard University with a bachelor’s degree, earned a bachelor’s degree in jurisprudence from Oxford University and a Juris Doctorate from Stanford University.

Mr. Robbins has served as our Executive Vice President of Worldwide Sales since January 2009. From July 2007 to January 2009, Mr. Robbins served as Senior Vice President of Sales for the Americas geography. From April 2006 to July 2007, he served as Senior Vice President of the Asia Pacific and Japan geography. Mr. Robbins joined Symantec through the Company’s acquisition of Veritas in July 2005 and served as our Vice President of Eastern United States and National Telecommunications Sales until April 2006. At Veritas, he served as Vice President of Eastern United States and National Telecommunications Sales from April 2005 to July 2005, Vice President, Northern Europe Sales from January 2005 to April 2005 and from April 2002 to December 2004, he served as Vice President, Worldwide Sales Operations. Mr. Robbins holds bachelor’s degrees in business administration and economics, both with top honors from Southern Methodist University in Dallas. He is also a Certified Management Accountant.

Mr. Taylor has served as our Executive Vice President, General Counsel and Secretary since August 2008. From February 2007 to August 2008, Mr. Taylor served as our Vice President, Legal. Prior to joining Symantec, Mr. Taylor held various legal and administrative positions at Phoenix Technologies Ltd., a provider of core systems software, from January 2002 to February 2007, including most recently as Chief Administrative Officer, Senior Vice President and General Counsel. From May 2000 to September 2001, he was Vice President and General Counsel at Narus, Inc., a venture-backed private company that designs IP network management software. Mr. Taylor is a member of the board of directors of VirnetX. Mr. Taylor holds a Juris Doctorate from George Washington University, and a bachelor’s degree from Stanford University.

Mr. Thompson has served as our Group President, Information Technology and Services Group since January 2008. From February 2006 to January 2008, Mr. Thompson served as Executive Vice President, Chief Information Officer. Prior to joining Symantec, Mr. Thompson was Senior Vice President and Chief Information Officer for Oracle Corporation, a global enterprise software company from January 2005 to January 2006. From August 1995 to January 2005, he was Vice President of Services and Chief Information Officer at PeopleSoft, Inc., an enterprise application software products developer, which was later acquired by Oracle.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of July 3, 2009, with respect to the beneficial ownership of Symantec common stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec common stock, (ii) each member of the Board, (iii) the named executive officers of Symantec included in the Summary Compensation Table appearing on page 36 of this proxy statement and (iv) all current executive officers and directors of Symantec as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 813,700,408 shares of Symantec common stock outstanding as of July 3, 2009 (excluding shares held in treasury). Shares of common stock subject to stock options and restricted stock units vesting on or before September 1, 2009 (within 60 days of July 3, 2009) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owner
Barclays Global Investors(1)	42,851,044	5.27%
Directors and Executive Officers
John W. Thompson(2)	8,158,221	1.0%
Enrique Salem(3)	762,387	*
James A. Beer(4)	438,410	*
Gregory W. Hughes(5)	1,205,832	*
J. David Thompson(6)	394,389	*
Janice Chaffin(7)	697,806	*
Michael A. Brown(8)	226,846	*
William T. Coleman(9)	190,890	*
Frank E. Dangeard	32,476	*
Geraldine B. Laybourne	27,318	*
David L. Mahoney(10)	170,215	*
Robert S. Miller(11)	291,967	*
Daniel H. Schulman(12)	133,362	*
V. Paul Unruh(13)	209,905	*
All current Symantec executive officers and directors as a group (18 persons)(14)	13,888,997	1.7%

*	Less than 1%.

(1)	Based solely on a Schedule 13G filing made by Barclays Global Investors on February 5, 2009. Reflects the securities beneficially owned by the Barclays Global Investors on behalf of its clients. This stockholder’s address is 400 Howard Street, San Francisco, CA 94105.

(2)	Includes 6,705,630 shares subject to options that will be exercisable as of September 1, 2009.

(3)	Includes 580,981 shares subject to options that will be exercisable as of September 1, 2009.

(4)	Includes 378,125 shares subject to options that will be exercisable as of September 1, 2009.

(5)	Includes 1,153,272 shares subject to options that will be exercisable as of September 1, 2009.

(6)	Includes 353,125 shares subject to options that will be exercisable as of September 1, 2009.

(7)	Includes 621,568 shares subject to options that will be exercisable as of September 1, 2009.

(8)	Includes 175,380 shares subject to options that will be exercisable as of September 1, 2009.

(9)	Includes 147,750 shares subject to options that will be exercisable as of September 1, 2009.

(10)	Includes 105,750 shares subject to options that will be exercisable as of September 1, 2009.

(11)	Includes 147,750 shares subject to options that will be exercisable as of September 1, 2009.

(12)	Includes 78,750 shares subject to options that will be exercisable as of September 1, 2009.

(13)	Includes 180,380 shares subject to options that will be exercisable as of September 1, 2009.

(14)	Includes 11,419,176 shares subject to options that will be exercisable as of September 1, 2009.

Symantec has adopted a policy that executive officers and members of the Board hold an equity stake in the Company. The policy requires each executive officer to hold a minimum number of shares of Symantec common stock. Newly appointed executive officers are not required to immediately establish their position, but are expected to make regular progress to achieve it. The Compensation Committee reviews the minimum number of shares held by the executive officers and directors from time to time. The purpose of the policy is to more directly align the interests of our executive officers and directors with our stockholders. See “Stock Ownership Requirements” under Compensation Discussion & Analysis for a description of the stock ownership requirements applicable to our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Symantec’s directors, executive officers and any persons who own more than 10% of Symantec’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to Symantec and written representations from the directors and executive officers, Symantec believes that all Section 16(a) filing requirements were met in fiscal year 2009, except that one Form 4 reflecting a disposition of 4,000 shares by Gregory W. Hughes was filed late.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

INTRODUCTION

Our Compensation Philosophy

Our executive compensation programs are designed to drive our success as a market leader in the information technology industry. In structuring and overseeing these programs, we focus on the achievement of corporate, business unit and individual performance objectives, attracting and retaining highly-qualified executive management, and maximizing long-term stockholder value.

A number of principles and circumstances inform our executive compensation decisions. An important principle driving our compensation programs is our belief that it benefits all of our constituencies for management’s compensation to be tied to the Company’s current and long-term performance. As a result, at-risk pay comprises a significant portion of our executive compensation, in particular for individuals holding more senior and influential positions at Symantec.

We believe it is important to continue to attract, appropriately motivate and retain highly-qualified executives who are energetically committed to Symantec’s success. We look to relevant market and industry practices to structure compensation packages that are competitive in the markets in which we compete for executive talent. While we strive for a basic level of internal pay equity among our management team members, we also believe that it is important to reward outstanding individual performance, team success, and Company-wide results.

We are also sensitive to our need to balance the interests of our executives with those of our stockholders, especially when our compensation decisions might increase our cost structure or stockholder dilution. We work hard to appropriately balance the interests of all of our constituencies — our stockholders, our executive officers, the remainder of our employee base, our business partners and our community.

Summary of Compensation Matters During Fiscal 2009

Notwithstanding the global economic downturn, fiscal 2009 was in large part a successful year for the Company. As detailed below, three core financial metrics are used to measure Company performance under our executive compensation programs: revenue, earnings per share and cash flow from operations. Although the Company did not achieve its revenue or cash flow targets, we did achieve very strong earnings per share performance, largely as result of a keen focus on cost containment. Our executive officers were compensated consistent with our pay-for-performance compensation philosophy and in keeping with the terms of our compensation arrangements.

Roles of Our Compensation Committee, Executive Officers and Consultants in our Compensation Process

The Compensation Committee, which is comprised of independent directors, establishes and oversees the overall strategy for employee compensation, including our executive compensation programs. For more details about the Compensation Committee’s functions and additional information about Compensation Committee members, see the “Corporate Governance Standards and Director Independence” section (beginning on page 5) and the “Board Committees and Their Functions” section (beginning on page 7).

The Compensation Committee is responsible for overseeing all of the Company’s compensation programs, including general employee and Board of Director compensation. This CD&A describes how the Compensation Committee approached and fulfilled that responsibility in fiscal 2009 with respect to our named executive officers (“NEOs”). For fiscal 2009, our NEOs were:

•	John W. Thompson, Chairman of the Board (and former Chief Executive Officer)

•	Enrique Salem, President and Chief Executive Officer (and former Chief Operating Officer)

•	James A. Beer, Executive Vice President and Chief Financial Officer

•	Gregory W. Hughes, Group President, Enterprise Products (and former Chief Strategy Officer)

•	J. David Thompson, Group President, Information Technology (“IT”) & Services Group

Mr. Thompson served as our Chief Executive Officer, as well as our Chairman, throughout fiscal 2009, and on April 4, 2009 Mr. Salem, who was our Chief Operating Officer throughout fiscal 2009, succeeded Mr. Thompson as Chief Executive Officer.

The independent directors of the Board evaluate the CEO’s performance and the Compensation Committee then reviews and recommends to the independent members of the Board all compensation arrangements for the CEO. After discussion, the independent members of the Board approve the CEO’s compensation. The Compensation Committee also discusses the performance of the other named executive officers with the CEO, reviews the compensation recommendations that the CEO submits for the other named executive officers, makes any appropriate adjustments, and approves their compensation.

The Compensation Committee retains Mercer, an outside consulting firm, to provide advice and ongoing recommendations on executive and general compensation matters. The Compensation Committee oversees Mercer’s engagement. Mercer representatives meet informally with the Compensation Committee Chair and the Chief Human Resources Officer and formally with the Compensation Committee during its regular meetings, including from time to time in executive sessions without any members of management present. We have worked with Mercer since fiscal 2004, and paid them approximately $250,000 for their services with respect to fiscal 2009.

The Compensation Committee establishes our compensation philosophy and approves our compensation programs and solicits input and advice from several of our executive officers and Mercer. As mentioned above, our CEO provides the Board and Compensation Committee with feedback on the performance of our executive officers and makes compensation recommendations for the executives to the Compensation Committee for their approval. Our CEO, CFO, Chief Human Resources Officer and General Counsel regularly attend the Compensation Committee’s meetings to provide: their perspectives on competition in the industry, the needs of the business, information regarding the Company’s performance, and other advice specific to their areas of expertise. In addition, at the Compensation Committee’s direction, Mercer works with our Chief Human Resources Officer and other members of management to obtain information necessary for Mercer to make their own recommendations as to various matters as well as to evaluate management’s recommendations.

FACTORS WE CONSIDER IN DETERMINING OUR COMPENSATION PROGRAMS

We apply a number of compensation policies and analytic tools in implementing our compensation principles. These policies and tools guide the Compensation Committee in determining the mix and value of the compensation components for our named executive officers. They include:

A Total Rewards Approach:  Elements of the total rewards offered to our executive officers include base salary, short- and long-term incentives including equity awards, health benefits, a deferred compensation program and a consistent focus on individual professional growth and opportunities for new challenges.

Focus on Pay-for-Performance:  Our executive compensation program is designed to reward executives for results. As described below, the pay mix for named executive officers emphasizes variable pay in the form of short- and long-term cash and equity awards. Short-term results are measured by annual financial performance, specifically revenue, earnings per share and, for our business unit leaders, business unit performance. Long-term results are measured by (a) share price appreciation, and (b) achievement of operating cash flow targets.

Appropriate Market Positioning:  Our current policy is to target the base salary and annual short-term cash incentive structure for named executive officers at the 65th percentile of the relevant market composite, as described below, with target long-term incentive opportunities and benefits for named executive officers at the 50th percentile of the relevant market composite. Base salary and short-term cash incentives are positioned at this level in order to attract and retain high caliber talent in the highly competitive technology market. The target long-term incentive strategy allows us to be competitive in the market for top talent, while providing alignment with stockholders and keeping the “burn rate” and dilution associated with our equity compensation programs within a range we deem acceptable. As described below, the pay mix for executives emphasizes long-term performance through a majority of pay opportunity coming in the form of long-term award vehicles. By using these targets, we believe that upside opportunity in the short- and long-term incentive plans is available with outstanding financial performance. The Compensation Committee may set the actual components for an individual named executive officer above or below the positioning benchmark based on factors such as experience, performance achieved, specific skills or competencies, the desired pay mix (e.g., emphasizing short- or long-term results), and our budget.

Competitive Market Assessments:  Market competitiveness is one factor that the Compensation Committee considers each year in determining an individual named executive officer’s salary, incentive opportunity, long-term equity awards and pay mix. The Compensation Committee relies on various data sources to evaluate the market competitiveness of each pay element, including publicly-disclosed data from a peer group of companies (see discussion below) and published survey data from a broader set of information technology companies that are similar in size to Symantec and that the Compensation Committee and its advisors, including Mercer, believe represent Symantec’s competition in the broader talent market. The peer group’s proxy statements provide detailed pay data for the top five positions. Survey data provides compensation information from a broader group of information technology companies, with positions matched based on specific job scope and responsibilities. The Compensation Committee considers data from these sources in developing a market composite which it uses as a framework for making compensation decisions for each named executive officer’s position.

Symantec is a prominent participant in the information technology industry. This industry is characterized by rapid rates of change, intense competition from small and large companies, and significant cross-over in leadership talent needs. As such, we compete for executive talent with leading software and services companies as well as in the broad information technology industry. Further, because we believe that stockholders measure our performance against a wide array of technology peers, the Compensation Committee uses a peer group that consists of a broader group of high technology companies in different market segments that are of a comparable size to us. The Compensation Committee uses the peer group, as well as other relevant market data, to develop a market composite for purposes of establishing named executive officer pay levels (as described above). In addition, the peer group performance is used as input for setting performance targets for our annual incentive plan.

For fiscal 2009, the Compensation Committee, based on the advice of Mercer, included the following companies in the peer group: Adobe Systems, Analog Devices, Apple, Computer Associates, Cisco Systems, Electronic Arts, EMC, Harris Interactive, Juniper Networks, Lexmark International, Network Appliance, Oracle, Qualcomm, Seagate Technology and Yahoo! Adjustments are made to the peer group from time to time based on a comparison of market capitalization, industry and company performance.

Appropriate Pay Mix:  In determining the mix of the various reward elements and the value of each component, the Compensation Committee takes into account the executive’s role, the competitive market, individual and Company performance, business unit performance (where applicable), internal pay equity and historical compensation. Details of the various programs and how they support the overall business strategy are outlined in “Compensation Components.” In making its determinations with regard to compensation, the Compensation Committee reviews the various compensation elements for the CEO and the other named executive officers (including base salary, target annual bonus, target and accrued award payments under the Long Term Incentive Plans, and the value of all vested and unvested equity awards).

The percentage of an executive officer’s compensation opportunity that is at-risk or variable instead of fixed is based primarily on the officer’s level of influence at Symantec. Executive officers generally have a greater portion of their pay at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence the Company’s performance. This is achieved by having higher target short-term incentive opportunities and higher equity grant levels relative to base salary than employees who are not senior executives.

Form and Mix of Long-Term Equity Incentive Compensation:  We currently use two forms of equity for long-term equity incentive compensation: stock options and restricted stock units. (See “Equity Incentive Awards” below for more information regarding the specific features of each form). Starting in fiscal 2007, we increased the proportion of restricted stock units granted to senior executives relative to options. For fiscal 2009, named executive officers generally received approximately 50% of the value of their equity compensation in the form of restricted stock units and 50% in stock options, other than Enrique Salem, who received approximately 62% of his equity compensation in fiscal 2009 in the form of options. These percentages (and other percentage-based equity awards value discussed below) are based on the grant date fair value of the shares of common stock underlying the restricted stock units and the grant date fair value of the options using the Black-Scholes option pricing method. The awards made to our named executive officers other than the CEO are determined by the Compensation Committee after seeing recommendations made by the CEO. In determining its recommendations to the independent directors of the Board, in the case of CEO compensation, and in making compensation decisions with respect to other NEOs, the Compensation Committee may consider factors such as the individual’s tenure at the Company, industry experience, current pay mix, long-term equity and cash awards previously granted to the individual, retention considerations, business unit performance (as applicable), individual performance, and other factors.

COMPENSATION COMPONENTS

Compensation for our named executive officers includes the following components:

Base Salary

The annual base salary for our named executive officers is our primary form of fixed (not at-risk) compensation. The Compensation Committee reviews named executive officers’ salaries annually as part of its overall competitive market assessment and may make adjustments based on positioning relative to market, individual role and contribution levels, and our overall salary budget. The Compensation Committee reviews the CEO’s salary in executive session (i.e., without any executives present), and changes are considered in light of market pay assessments and the Compensation Committee’s annual CEO performance evaluation. In setting the base salaries for the other named executive officers, the Compensation Committee also considers the recommendations of the CEO based upon his annual review of their performance.

For fiscal 2009, the Compensation Committee did not increase the salaries of the named executive officers for the second consecutive year. Specific information regarding fiscal 2009 salary amounts is contained in the Summary Compensation Table beginning on page 39. In light of the challenging economic environment and in order to continue to emphasize the alignment between pay and performance, the Compensation Committee also did not increase the base salaries of any of the Company’s named executive officers for fiscal 2010 with the exception of a promotional increase for Gregory Hughes.

Executive Annual Incentive Plans

The Executive Annual Incentive Plans for our executive officers are adopted pursuant to the Senior Executive Incentive Plan (SEIP) most recently approved by our stockholders in 2008. The Executive Annual Incentive Plans adopted under the SEIP are annual cash incentive plans that reward named executive officers (and other participants) for generating strong financial results for our Company in the short term. To support collaboration within the senior leadership group, all named executive officers earn incentive compensation based on performance against pre-determined corporate goals described further below. The Compensation Committee may choose to measure the named executive officers’ achievement against specific business unit or individual performance targets as well.

Executive Annual Incentive Plan Target Opportunities:  Under the Executive Annual Incentive Plans for a given fiscal year, each named executive officer has a target award opportunity, expressed as a percentage of base salary, with the ability to earn above or below target based on actual performance. The Compensation Committee uses peer group and survey data as input in determining the target bonus levels for our Executive Annual Incentive Plans. In addition, the award opportunities for fiscal 2009 were determined based on a market composite, the desired pay mix, internal pay equity goals, and the role of the named executive officer. For fiscal 2009, the target opportunity for John Thompson, who served as our Chief Executive Officer in fiscal 2009, was 150% of his base salary; the target opportunity for Enrique Salem, who served as our Chief Operating Officer in fiscal 2009 was 100% of his base salary; and the target opportunity was 80% of base salary for our other named executive officers. Each named executive officer must achieve threshold performance for each metric established in the named executive officer’s executive annual incentive plan in order to receive payment for such metric. To motivate participants to drive for superior performance, the non-GAAP revenue and EPS (defined below) portions of the award opportunity are otherwise uncapped in amount, in that overachievement of performance goals can result in payments in excess of target, although the Executive Annual Incentive Plan has an overall cap of $5 million that any single named executive officer may be paid for a single fiscal year.

Executive Annual Incentive Plan Performance Measures and Target Setting:  Executive Annual Incentive Plan performance targets are established on or about the beginning of each plan year. Our management develops proposed goals with reference to a variety of factors, including our historical performance, internal budgets, market and peer performance, and external expectations for our performance. The Compensation Committee reviews, adjusts as necessary, and approves the goals, the range of performance, and the weighting of the goals. Following the end of each fiscal year, the Compensation Committee reviews our actual performance against the performance measures established in the fiscal year’s Executive Annual Incentive Plans (after making any appropriate adjustments to such measures for the effects of corporate events that were not anticipated in establishing the performance measures), determines the extent of achievement and approves annual cash incentives, if warranted. In determining the achievement of performance goals for fiscal 2009 the Compensation Committee made adjustments for several acquisitions made during the year. The determination of awards for named executive officer incentives is formulaic, though the Compensation Committee has the discretion to reduce awards. The Compensation Committee did not exercise such discretion for fiscal 2009.

The performance measures in the Fiscal Year 2009 Executive Annual Incentive Plans for the named executive officers were as reported non-GAAP earnings per share (EPS) and non-GAAP revenue achievement which, for our CEO, CFO and COO, were weighted equally. For our Group Presidents who are responsible for a business unit (i.e., J. David Thompson), in addition to revenue and EPS metrics, the FY09 Executive Annual Incentive Plans also included business unit performance against budget as a performance metric. For J. David Thompson, the IT and Services group performance against budget metric had a 30% weighting, with the revenue and EPS metrics equally weighted at 35%. Mr. Hughes became our Group President, Enterprise Products in January 2009 after serving as Chief Strategy Officer (a position that does not contain a business unit performance metric) for the first three quarters of fiscal 2009. As a result, Mr. Hughes’s FY09 Executive Annual Incentive Plan did not include a business unit performance metric.

We used the above performance metrics because:

•	Over time, EPS and revenue measures have strongly correlated with stockholder value creation for Symantec;

•	Improvement in EPS and revenue measures aligns with our overall growth strategy;

•	The EPS and revenue measures are transparent to investors and are included in our quarterly earnings releases;

•	The EPS and revenue measures balance growth and profitability; and

•	The business unit performance metrics drive behavior in a manner that aligns enterprise and business unit results.

For the non-GAAP revenue and non-GAAP EPS metrics for fiscal 2009, the Compensation Committee established a threshold and target performance level that represents 80% and 100% of target funding levels, respectively. Target performance objectives are established based on a range of inputs, including external market economic conditions, growth outlooks for our product portfolio, the competitive environment, our internal budgets, and market expectations. If results for a goal are below threshold, the funding level for that goal is 0%, and participants will be paid no incentive compensation for that goal. At threshold, the goal is funded at the 80% level. At target, the goal is funded at the 100% level. Below target, the payout for revenue achievement decreases by 5% of the target opportunity for each additional 1% below target revenue achievement levels (assuming the threshold is met). Above target, the payout for revenue achievement increases by 10% of the target opportunity for each additional 1% above target achievement levels. Results above target EPS provide an additional 10% payout for each additional 2.06% above target EPS achievement levels.

Fiscal Year 2009 Results

For fiscal 2009, our non-GAAP revenue target was $6.342 billion and our non-GAAP EPS target was $1.36 per share. The Company performed at 97.8% of the revenue goal ($6.204 billion), resulting in a payout for that portion of the plan at 85% of the plan target amount, and performed at 115.4% of the non-GAAP EPS goal ($1.57 per share), resulting in a payout for that portion of the plan at 170% of the plan target amount. These levels of achievement compare to our reported increases in non-GAAP revenue and non-GAAP EPS of approximately 1% and 24%, respectively, from fiscal 2008 to fiscal 2009. The Company does not intend to disclose the specific targets for the business unit performance against budget, as its segment-level business plan is highly confidential and not reported publicly. Disclosing specific business unit-level spending objectives would provide competitors and third parties with insights into the Company’s internal planning processes which might allow our competitors to predict certain business strategies and cause us competitive harm. The amounts paid out with respect to the business unit metric applicable to J. David Thompson, our Group President, IT and Services Group, as a percentage of the target payout amount, was 110%. No other named executive officer had a business unit metric included in his FY09 Annual Incentive Plan. The Compensation Committee believed when it established these business unit performance metrics under the fiscal 2009 Annual Incentive Plans that while actual results were uncertain it was reasonably likely that the Company would achieve at or close to the target goals. As noted above, performance objectives are established based on a range of inputs, including external market economic conditions, growth outlooks for our product portfolio, the competitive environment, our internal budgets, and market expectations.

For John Thompson, Enrique Salem, James Beer and Gregory Hughes, the metric achievements for fiscal 2009 described above resulted in a payout of 127.5% of the officer’s respective target bonus amount; and for J. David Thompson, this achievement resulted in a 122% payout against his target bonus amount (in each case, amounts paid are reflected in the Summary Compensation Table beginning on page 39).

Long Term Incentive Plans (LTIP)

In May 2008, the Compensation Committee approved our LTIP for fiscal 2009. Under the terms of the FY09 LTIP, named executive officers are eligible to receive performance-based compensation based upon the level of attainment of target operating cash flow through the Company’s fiscal year ending April 3, 2009. The Compensation Committee implemented the FY09 LTIP in order to provide an ongoing retention and performance incentive by balancing option and restricted stock unit vesting periods (four and three years respectively) with another component which will enhance the alignment to long-term financial performance. The FY09 LTIP was adopted pursuant to the SEIP most recently approved by our stockholders in 2008.

As we currently operate the SEIP, the long-term incentive metric is measured at the end of the one-year performance period (i.e., the end of fiscal 2009) and, subject to the meeting of the performance target(s) and satisfaction of continuing service requirements, will be paid following the last day of the second fiscal year following the end of the performance period (i.e., the end of fiscal 2011). By basing the LTIP payout on operating cash flow, the plan focuses on a specific, measurable corporate goal that is aligned with generating stockholder value, and provides performance-based compensation based upon the actual achievement of the goal. We believe that the exclusive metric of operating cash flow, as opposed to revenue or EPS, appropriately focuses our executives on tangible growth and cost reduction opportunities. Operating cash flow is also a direct measure of business success and balances the annual plan measures that are not subject to some of the timing issues associated with the accounting rules relating to revenues and EPS, which can lead to fluctuations in results that are not necessarily directly tied to our business success. For our named executive officers, the target 2009 LTIP awards represented the following percentages of base salary: John Thompson, 250%; Enrique Salem, 160%; James Beer, 71%; Gregory Hughes, 69%; and J. David Thompson, 76%. A participant is eligible for 25% of the target LTIP award if at least 85% of budgeted operating cash flow is attained with respect to the performance period and for up to 200% of the target LTIP award if at least 120% of budgeted operating cash flow is attained with respect to the performance period. A participant must be an employee of the Company on the payment date to receive the payment. Subject to certain limited exceptions, a participant who terminates his or her employment with the Company before the payment date will not be eligible to receive the payment or any prorated portion thereof.

For fiscal 2009, our operating cash flow target was $1,870.3 million and we achieved 89% of our target ($1,670.6 million), resulting in a payout of 45% of target bonus amounts for our named executive officers who remain our employees as of the end of fiscal 2011. Accordingly, John Thompson, Enrique Salem, James Beer, Gregory Hughes and J. David Thompson will each receive payouts of $900,000, $450,000, $211,500, $148,500 and $148,500, respectively, if they remain employed by us on such date. This level of achievement against target compares to our reported decrease in cash flow from operations of approximately 9% from fiscal 2008 to fiscal 2009.

Equity Incentive Awards

The primary purpose of our equity incentive awards is to align the interests of our named executive officers with those of our stockholders by rewarding the named executive officers for creating stockholder value over the long-term. By compensating our executives with the Company’s equity, our executives hold a stake in the Company’s financial future. The gains realized in the long term depend on our executives’ ability to drive the financial performance of the Company. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in our competitive talent market.

Our 2004 Equity Incentive Plan provides for the award of stock options, stock appreciation rights, restricted stock, and restricted stock units. We granted named executive officers stock options and restricted stock units in fiscal 2009 (as described in more detail below). The Company offers all employees the opportunity to participate in an Employee Stock Purchase Plan which allows for purchase of stock at a discount to market through a payroll deduction process. This plan is designed to comply with Internal Revenue Code Section 423. During fiscal 2009, two named executive officers participated in our Employee Stock Purchase Plan.

We seek to provide equity incentive awards which are competitive with companies in our peer group and the other information technology companies that the Compensation Committee includes in its market composite. As such, we establish target equity incentive award grant guideline levels for the named executive officers based on market pay assessments. When making annual equity awards to named executive officers, we consider corporate results during the past year, the role, responsibility and performance of the individual named executive officer, the competitive market assessment described above, prior equity awards, and the level of vested and unvested equity awards then held by each participating officer. In making equity awards, we also generally take into consideration gains recognizable by the executive from equity awards made in prior years. Mercer provides the Compensation Committee with market data on these matters, as well as providing to the Compensation Committee summaries of the prior grants made to the individual named executive officers.

For fiscal 2009, approximately 50% of the named executive officers’ equity incentive award value was granted in the form of restricted stock units and approximately 50% in the form of stock options (other than Mr. Salem, whose equity incentive award value was weighted more heavily towards options, as noted above).

Burn Rate and Dilution:  We closely manage how we use our equity to compensate employees. We think of “gross burn rate” as the total number of shares granted under all of our equity incentive plans during a period divided by the average number of shares of common stock outstanding during that period and expressed as a percentage. We think of “net burn rate” as the total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the average number of shares of common stock outstanding during that period, and expressed as a percentage. “Overhang” we think of as the total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the average number of shares of common stock outstanding during that period and expressed as a percentage. For purposes of these calculations, each full-value award grant (e.g., restricted stock unit) is treated as the equivalent of the grant of two options in order to recognize the economic difference in the equity vehicle types. Our annual gross and net burn rates have been at or below 3% since fiscal 2005. The Compensation Committee targets an annual gross burn rate of approximately 3% to allow for effective attraction, retention and motivation of senior management and the broader employee base, while staying within parameters acceptable to stockholders. The Compensation Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our market composite. In addition, the Compensation Committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the overall pool available. For fiscal 2009, our gross burn rate was 3.04%, our net burn rate was 2.25%, and our overhang was 19.5%.

Stock Options:  Options provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term strategies. Stock option value is only realized if the trading price of our common stock increases, and option holder interests are therefore aligned with stockholder interests. Stock options are issued with exercise prices at 100% of the grant-date fair market value to assure that executives will receive a benefit only when the trading price increases. Option awards generally have value for the executive only if the executive remains employed for the period required for the shares to vest. Options granted in fiscal 2009 vest 25% after the first year and on a monthly basis thereafter for the next 36 months, and, if not exercised, expire in a maximum of seven years (or earlier in the case of termination of employment). Providing for four-year option vesting creates retention value and is in line with market practices among companies in our market composite. (Details of stock options granted to the named executive officers in fiscal 2009 are disclosed in the Grants of Plan-Based Awards table included on page 41.)

Restricted Stock Units (RSUs):  RSUs represent the right to receive one share of Symantec common stock for each RSU upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. Starting in fiscal 2007, we elected to substitute a percentage of the named executive officers’ equity incentive award value, which had historically been provided with only stock options, with RSUs. This change was made to enhance the retention of named executive officers and balance the more volatile rewards associated with stock options. The Compensation Committee believes that RSUs align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciate if the trading price of our common stock appreciates, and also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team.

Shares of our stock are issued to RSU holders as the awards vest. The vesting schedule for RSUs granted to our named executive officers in fiscal 2009 provided that each award vests in three equal annual installments. The vesting schedule for the RSUs was intended to complement the four-year vesting period that applies to stock options and the three-year performance cycle for the LTIP awards described above and compares to the two-year vesting schedule applicable to RSU grants made in fiscal 2008. The combination of these three components provides an ongoing retention and performance incentive for our senior management. (Details of RSUs granted to the named executive officers in fiscal 2009 are disclosed in the Grants of Plan-Based Awards table on page 41.)

Equity Grant Practices:  The Compensation Committee generally approves grants to the named executive officers at its first meeting of each fiscal year. The grant date for all stock options granted to employees, including the named executive officers, is the 10th day of the month following the applicable meeting or, if the meeting occurs within the first ten days of a particular month, the grant date is the 10th day of that month (in each case, if the 10th day is not a business day, the grant is generally made on the previous business day to such day). The exercise price for stock options is the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of grant. The Compensation Committee does not coordinate the timing of equity awards with the release of material nonpublic information. RSUs may be granted from time to time throughout the year, but all RSUs generally vest on either March 1, June 1, September 1 or December 1 for administrative reasons.

Change of Control and Severance Arrangements:  The vesting of certain stock options and RSUs held by our named executive officers will accelerate if they experience an involuntary (including constructive) termination of employment under certain circumstances, as described further under “Potential Payments Upon Termination or Change in Control,” beginning on page 44.

Retention and Other Awards

Certain business conditions may warrant using additional compensation approaches to attract, retain or motivate executives. Such conditions include acquisitions and divestitures, attracting or retaining specific or unique talent, and recognition for exceptional contributions. In these situations, the Compensation Committee considers the business needs and the potential costs and benefits of special rewards. No retention awards were provided to our named executive officers in fiscal 2009 as the overall composition and amount of other reward elements was judged to be sufficient to provide a reasonable incentive and retention level.

Other Benefits

All named executive officers are eligible to participate in our 401(k) plan (which includes our matching contributions), health and dental coverage, life insurance, disability insurance, paid time off, and paid holidays on the same terms as are available to all employees generally. These rewards are designed to be competitive with overall market practices, and are in place to attract and retain the talent needed in the business. In addition, selected officers may be eligible to participate in the deferred compensation plan, and to receive other benefits described below.

Deferred Compensation:  Symantec’s named executive officers are eligible to participate in a nonqualified deferred compensation plan, which provides U.S. employees (including our named executive officers) the opportunity to defer up to 75% of base salary and 100% of cash bonuses for payment at a future date. This plan is provided to be competitive in the executive talent market, and to provide executives with a tax-efficient alternative for receiving earnings. Two of our named executive officers have participated in this plan. The plan is described further under “Non-Qualified Deferred Compensation in Fiscal 2009,” beginning on page 43.

Additional Benefits:  Other benefits available to named executive officers were Company-paid life insurance, reimbursement for up to $10,000 for financial planning services and an allowance for personal travel for the former CEO on Company aircraft. Symantec no longer retains access to a Company aircraft, so no such personal travel will be provided to the named executive officers. The Compensation Committee believes that these perquisites allow the named executive officers to focus more of their time and attention on their employment, which benefits the Company, and that they are provided in the marketplace for executive talent. The value of the perquisites we provide are taxable to the named executive officers and the incremental cost to us for providing these perquisites is reflected in the Summary Compensation Table. (These benefits are disclosed in the All Other Compensation column of the Summary Compensation Table on page 39).

Change in Control Agreements:  Our Executive Retention Plan provides participants with double trigger acceleration of equity awards, where equity vesting is only accelerated in the event the individual’s employment is terminated without cause, or is constructively terminated, within 12 months of a change in control of the Company (as defined in the plan). We believe that the double trigger acceleration provision appropriately achieves the intent of the plan without providing an undue benefit to executives who continue to be employed following a change in control transaction. The intent of the plan is to enable named executive officers to have a balanced perspective in making overall business decisions in the context of a potential acquisition of the Company, as well as to be competitive with market practices. The Compensation Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the Company before a transaction closes. We do not provide for gross-ups of excise tax values under Section 4999 of the Internal Revenue Code. Rather, we allow the named executive officer to reduce the benefit received or defer the accelerated vesting of options to avoid excess payment penalties. Details of each individual named executive officer’s benefits, including estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control” beginning on page 44 below.

SUPPLEMENTARY POLICIES AND CONSIDERATIONS

We use several additional policies to ensure that the overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include:

Stock Ownership Requirements

To ensure that our executive management team’s interests are aligned with our stockholders, we instituted stock ownership requirements in October 2005. Minimum ownership levels are based on the executive’s salary grade:

•	CEO: 150,000 shares

•	CFO/COO: 85,000 shares

•	Group Presidents and Executive Vice Presidents: 35,000 shares

Each person holding one of the positions listed above is required to acquire and thereafter maintain the stock ownership required within four years of becoming an executive of the Company (or four years following the adoption date of these guidelines).

Stock options and unvested restricted stock or restricted stock units do not count toward stock ownership requirements. Until an executive meets the applicable stock ownership requirement, the executive is encouraged to retain a percentage of any shares received as a result of the exercise of any stock option or other equity award, net of the applicable exercise price and tax withholdings.

As of July 3, 2009, Enrique Salem, Gregory Hughes and J. David Thompson had reached the stated ownership requirements. James Beer has yet to reach the required ownership level, but is within the four-year window since his commencement of employment in February 2006. John Thompson, our former CEO, although no longer subject to our management stock ownership requirements, held over 1.4 million shares as of July 3, 2009. See the table below for individual ownership levels relative to the executive’s ownership requirement.

	Ownership
	Requirement	Holdings as of	Additional Shares
Named Executive Officer	(# of shares)	July 3, 2009	Required

Enrique Salem	150,000	181,406	—
James Beer	85,000	60,285	24,715
Gregory Hughes	35,000	52,560	—
J. David Thompson	35,000	41,264	—
John Thompson	N/A	1,452,591	—

Recoupment Policies (Clawbacks)

During fiscal 2009, the Company added provisions to its executive annual incentive plans to the effect that the Company will seek reimbursement of excess incentive cash compensation if the Company’s financial statements are the subject of a restatement due to error or misconduct. The Company’s long term incentive plans have contained such provisions since their inception during fiscal 2008.

Certain Other Securities Matters

Our Insider Trading Policy provides that no director or executive officer may maintain a margin arrangement involving Symantec’s securities while in possession of material non-public information about Symantec, engage in any short sale transaction involving Symantec’s securities or purchase or write any put or call option involving Symantec’s securities.

In addition, our Insider Trading Policy requires that our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and each of our directors conduct open market transactions in our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. All other executives are strongly encouraged to trade using 10b5-1 plans.

Tax and Accounting Considerations on Compensation

The financial reporting and income tax consequences to the Company of individual compensation elements are important considerations for the Compensation Committee when it reviews compensation practices and makes compensation decisions. While structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of its compensation.

Deductibility by Symantec.  Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation that is not performance-based (as defined in the Section 162(m) rules) paid to the Chief Executive Officer and the next three most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in nonperformance-based compensation in any one year. While the Compensation Committee considers the Company’s ability to deduct compensation amounts paid or to be paid to its executive officers in determining appropriate levels or manner of compensation, it may from time to time approve additional amounts of compensation that are not fully deductible under Section 162(m).

Salaries for officers do not qualify as performance-based compensation; however, as no officer received salary in excess of $1,000,000 during fiscal 2009, the entire amount of salaries paid to our named executive officers is deductible. Our executive annual incentive and cash long-term incentive plans are structured so that they are performance-based and therefore deductible. We believe that all of the stock options granted to the executive officers under our 1996 Equity Incentive Plan and 2004 Equity Incentive Plan qualify under Section 162(m) as performance-based compensation and that all amounts of compensation related to options held by our executive officers should be fully deductible. Our RSU grants vest on a time-based vesting schedule and therefore are not considered performance-based under the Section 162(m) rules. Accordingly, amounts of compensation related to RSUs held by our executive officers may not be fully deductible (depending upon the value of our stock, and the amount of other nonperformance-based compensation an officer has during the year in which any portion of an RSU vests).

Tax Implications for Officers.  Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. The Company attempts in good faith to structure compensation so that it either conforms with the requirements of or qualifies for an exception under Code Section 409A. Section 280G of the Internal Revenue Code imposes an excise tax on payments to executives of severance or change of control compensation that exceed the levels specified in the Section 280G rules. Our named executive officers could receive the amounts shown in the section entitled “Potential Payments Upon Termination or Change in Control” (beginning on page 44 below) as severance or change of control payments that could implicate this excise tax. As mentioned above, we do not offer our officers as part of their change of control benefits any gross ups related to this excise tax under Code Section 4999.

Accounting Considerations.  The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with SFAS 123R. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Compensation Committee Interlocks and Insider Participation

The members of Symantec’s Compensation Committee during fiscal year 2009 were Michael A. Brown, William T. Coleman, Geraldine B. Laybourne, David L. Mahoney and Daniel H. Schulman. None of the members of Symantec’s Compensation Committee in fiscal year 2009 was at any time during fiscal year 2009 or at any other time an officer or employee of Symantec or any of its subsidiaries, and none had or have any relationships with Symantec that are required to be disclosed under Item 404 of Regulation S-K. None of Symantec’s executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal year 2009.

Compensation Committee Report

The information contained in the following report of Symantec’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended April 3, 2009.

By: The Compensation Committee of the Board of Directors:

Michael A. Brown
William T. Coleman
Geraldine B. Laybourne
David L. Mahoney
Daniel H. Schulman (Chair)

Summary of Compensation

The following table shows for the fiscal year ended April 3, 2009, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers (other than as our Chief Executive Officer or Chief Financial Officer) at April 3, 2009 (the “Named Executive Officers” or “NEOs”).

Summary Compensation Table for Fiscal 2009

								Non-Equity
					Stock	Option		Incentive Plan		All Other
	Fiscal	Salary	Bonus		Awards	Awards		Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(2)		($)		($)		($)

John W. Thompson	2009	800,000	—		676,495	3,037,417		2,430,000	(3)	81,880	(4)	7,025,792
Chairman of the Board of	2008	800,000	—		—	3,415,203	(5)	1,150,000	(6)	273,641	(7)	5,638,844
Directors and former Chief Executive Officer	2007	800,000	—		—	3,523,104	(5)	350,000	(6)	108,611	(8)	4,781,715
James A. Beer	2009	660,000	—		1,087,546	795,750		884,700	(9)	8,998	(10)	3,436,994
Executive Vice President,	2008	660,000	—		840,845	639,896		1,079,700	(11)	17,997	(12)	3,238,438
Chief Financial Officer	2007	650,000	760,000	(13)	423,047	449,840		—		48,326	(14)	2,331,213
Enrique Salem	2009	625,000	—		925,055	1,072,058		1,246,875	(15)	15,756	(16)	3,884,744
President and Chief Executive Officer	2008	509,659	—		1,303,963	919,970		941,386	(17)	21,482	(18)	3,696,460
Gregory W. Hughes	2009	475,860	—		743,703	1,083,030		633,877	(19)	16,655	(20)	2,953,125
Group President,	2008	475,860	—		1,397,513	1,103,271		983,098	(21)	43,434	(22)	4,003,176
Enterprise Product Group
J. David Thompson	2009	435,000	—		973,064	709,240		573,930	(23)	6,000	(24)	2,697,234
Group President, Information Technology and Services Group

(1)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of restricted stock units held by the NEOs in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the NEOs during fiscal 2007, 2008 or 2009. For additional information on the valuation assumptions with respect to grants made in fiscal 2009, refer to Note 13 of the financial statements in our Form 10-K for the fiscal year ended April 3, 2009, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to fiscal 2009, refer to “the Employee Benefits and Stock-Based Compensation” note of the financial statements in our Form 10-K for the respective year.

(2)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of stock options granted to the NEOs. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to grants made in fiscal 2009, refer to Note 13 of the financial statements in our Form 10-K for the fiscal year ended April 3, 2009, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to fiscal 2009, refer to “the Employee Benefits and Stock-Based Compensation” note of the financial statements in our Form 10-K for the respective year.

(3)	This amount represents (a) $1,530,000 for Mr. Thompson’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $900,000 accrued on Mr. Thompson’s behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Thompson will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(4)	This amount includes (a) $8,797 for coverage of expenses related to Mr. Thompson’s attendance at the Company’s FY08 sales achiever’s trip and Board retreat, (b) $14,278 for term executive life insurance and individual long term disability insurance premium payments made by the Company, (c) $6,000 for the Company’s contributions to Mr. Thompson’s account under its 401(k) plan and (d) $30,647 for incremental costs incurred by the Company in connection with personal use of the Company aircraft. Incremental costs include variable costs directly related to the personal use of the Company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(5)	This amount represents stock option awards granted to Mr. Thompson prior to fiscal 2007; Mr. Thompson declined his long term equity incentive grants in fiscal 2007 and 2008.

(6)	This amount represents the NEO’s executive annual bonus under the NEO’s Executive Annual Incentive Plan for the applicable fiscal year, which was earned in such fiscal year and paid in the following fiscal year.

(7)	This amount includes (a) $22,906 for coverage of expenses related to Mr. Thompson’s attendance at the Company’s FY07 sales achiever’s trip and Board retreat, (b) $14,386 for term executive life insurance and individual long term disability insurance premium payments made by the Company, (c) $6,000 for the Company’s contributions to Mr. Thompson’s account under its 401(k) plan and (d) $184,689 for incremental costs incurred by the Company in connection with personal use of the Company aircraft. Incremental costs include variable costs directly related to the personal use of the Company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(8)	This amount represents (a) term executive life insurance and individual long term disability insurance premium payments made by the Company, and (b) $88,225 for incremental costs incurred by the Company in connection with Mr. Thompson’s personal use of the Company aircraft. Incremental costs include variable costs directly related to the personal use of the Company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(9)	This amount includes (a) $673,200 for Mr. Beer’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $211,500 accrued on Mr. Beer’s behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Beer will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(10)	This amount represents coverage of expenses related to attendance at the FY08 Board retreat, reimbursement for tax services and the Company’s contributions to Mr. Beer’s account under its 401(k) plan.

(11)	This amount represents (a) $607,200 for Mr. Beer’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Beer’s behalf for performance during fiscal 2008 under the FY08 LTIP. Mr. Beer will be eligible to receive the FY08 LTIP award if he remains employed by the Company through the last day of fiscal 2010.

(12)	This amount represents coverage of expenses related to attendance at the FY07 Board retreat, reimbursement for tax services and the Company’s contributions to Mr. Beer’s account under its 401(k) plan.

(13)	Pursuant to his offer letter, Mr. Beer was paid the following bonuses in the 2007 fiscal year: (a) $260,000, representing 50% of his annual bonus as calculated under his FY07 Executive Annual Incentive Plan, and (b) $500,000, upon the six month anniversary of his employment commencement date.

(14)	This amount includes $46,295 in relocation expenses. Relocation expenses include reimbursements made to Mr. Beer for his out-of-pocket expenses, amounts that were paid directly to third party vendors and tax gross up for such expenses.

(15)	This amount represents (a) $796,875 for Mr. Salem’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $450,000 accrued on Mr. Salem’s behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Salem will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(16)	This amount represents coverage of expenses related to attendance at the Company’s FY08 sales achiever’s trip and Board retreat.

(17)	This amount represents (a) $468,886 for Mr. Salem’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Salem’s behalf for performance during fiscal 2008 under the FY08 LTIP. Mr. Salem will be eligible to receive the FY08 LTIP award if he remains employed by the Company through the last day of fiscal 2010.

(18)	This amount represents coverage of expenses related to attendance at the Company’s FY07 sales achiever’s trip and Board retreat.

(19)	This amount represents (a) $485,377 for Mr. Hughes’ executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $148,500 accrued on Mr. Hughes’ behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Hughes will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(20)	This amount includes coverage of expenses related to attendance at the Company’s FY08 Board retreat, the Company’s contributions to Mr. Hughes’ account under its 401(k) plan and reimbursement for tax services.

(21)	This amount represents (a) $510,598 for Mr. Hughes’ executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Hughes’ behalf for performance during fiscal 2008 under the FY08 LTIP. Mr. Hughes will be eligible to receive the FY08 LTIP award if he remains employed by the Company through the last day of fiscal 2010.

(22)	This amount represents $37,826 for coverage of expenses related to attendance at the Company’s FY07 sales achiever’s trip and Board retreat, the Company’s contributions to Mr. Hughes’ account under its 401(k) plan and reimbursement for tax services.

(23)	This amount represents (a) $425,430 for Mr. Thompson’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $148,500 accrued on Mr. Thompson’s behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Thompson will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(24)	This amount represents the Company’s contributions to Mr. Thompson’s account under its 401(k) plan.

The following table shows for the fiscal year ended April 3, 2009, certain information regarding grants of plan-based awards to the Named Executive Officers from our incentive plans:

Grants of Plan-Based Awards in Fiscal 2009

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
								Number of	Number of	Exercise or	Fair Value
		Estimated Future Payouts Under Non-Equity						Shares of	Securities	Base Price	of Stock
		Incentive Plan Awards						Stock or	Underlying	of Option	and Option
	Grant	Threshold		Target		Maximum		Units	Options	Awards	Awards
Name	Date(2)	($)		($)		($)		(#)	(#)	($/Sh)	($)

John W. Thompson	5/9/2008	600,000	(1)	1,200,000	(1)	5,000,000	(1)	115,000	380,000	19.99	4,306,276
		500,000	(3)	2,000,000	(3)	4,000,000	(3)
James A. Beer	5/9/2008	264,000	(1)	528,000	(1)	5,000,000	(1)	30,000	100,000	19.99	1,127,970
		117,500	(3)	470,000	(3)	940,000	(3)
Enrique Salem	5/9/2008	312,500	(1)	625,000	(1)	5,000,000	(1)	50,000	240,000	19.99	2,267,348
		250,000	(3)	1,000,000	(3)	2,000,000	(3)
Gregory W. Hughes	5/9/2008	190,344	(1)	380,688	(1)	5,000,000	(1)	30,000	100,000	19.99	1,127,970
		82,500	(3)	330,000	(3)	660,000	(3)
J. David Thompson	5/9/2008	174,000	(1)	348,000	(1)	5,000,000	(1)	30,000	90,000	19.99	1,075,143
		82,500	(3)	330,000	(3)	660,000	(3)

(1)	Represents threshold, target and maximum payouts with respect to each applicable metric under the FY09 Executive Annual Incentive Plan.

(2)	Represents grant date of stock awards and option awards.

(3)	Represents threshold, target and maximum payouts under the FY09 LTIP. Payment under this plan is contingent upon employment through the last day of fiscal 2011.

For a summary of the terms of the FY09 Executive Annual Incentive Plan, see “Compensation Discussion & Analysis (CD&A) — Compensation Components — Executive Annual Incentive Plans” beginning on page 30. For a summary of the terms of the FY09 LTIP, see “Compensation Discussion & Analysis (CD&A) — Compensation Components — Long Term Incentive Plans (LTIP)” beginning on page 32.

The following table shows for the fiscal year ended April 3, 2009, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At Fiscal Year-End 2009

		Option Awards							Stock Awards
		Number of	Number of						Number of		Market Value
		Securities	Securities						Shares or		of Shares or
		Underlying	Underlying						Units of		Units of
		Unexercised	Unexercised		Option				Stock That		Stock That
		Options	Options		Exercise		Option		Have Not		Have Not
		(#)	(#)		Price		Expiration		Vested		Vested
Name	Grant Date	Exercisable	Unexercisable		($)		Date		(#)		($)

John W. Thompson	12/18/2000	2,256,856	—		4.32		12/18/2010		—		—
	12/5/2001	3,891,274	—		8.21		12/5/2011		—		—
	10/20/2004	500,000	—		27.68		10/20/2014		—		—
	10/20/2005	640,625	109,375	(1)	22.68		10/20/2012		—		—
	5/9/2008	—	380,000	(2)	19.99		5/9/2015		115,000	(9)	1,866,450
James A. Beer	3/3/2006	231,250	68,750	(3)	16.98		3/3/2013		25,000	(10)	405,750
	5/10/2007	68,750	81,250	(4)	19.48		5/10/2014		25,000	(11)	405,750
	5/9/2008	—	100,000	(2)	19.99		5/9/2015		30,000	(12)	486,900
Enrique Salem	6/22/2004	174,836	—		1.61,		6/22/2014,		—		—
					20.36	(18)	7/15/2013,
							12/5/2012	(16)
	10/20/2005	59,791	10,209	(1)	22.68		10/20/2012		—		—
	5/12/2006	123,958	51,042	(6)	17.02		5/12/2013		—		—
	5/10/2007	68,750	81,250	(4)	19.48		5/10/2014		25,000	(11)	405,750
	2/8/2008	27,083	72,917	(7)	17.90		2/8/2015		22,500	(13)	365,175
	5/9/2008	—	240,000	(2)	19.99		5/9/2015		50,000	(14)	811,500
Gregory W. Hughes	11/4/2003	562,099	—		32.96		11/4/2010,		—		—
							11/4/2013	(17)
	2/15/2005	252,945	—		21.85		2/15/2012		—		—
	7/2/2005	82,030	5,470	(5)	21.22		7/2/2015		—		—
	10/20/2005	29,895	5,105	(1)	22.68		10/20/2012		—		—
	5/12/2006	88,541	36,459	(6)	17.02		5/12/2013		—		—
	5/10/2007	68,750	81,250	(4)	19.48		5/10/2014		25,000	(11)	405,750
	5/9/2008	—	100,000	(2)	19.99		5/9/2015		30,000	(12)	486,900
J. David Thompson	2/3/2006	237,500	62,500	(8)	16.90		2/3/2013		—		—
	5/10/2007	45,833	54,167	(4)	19.48		5/10/2014		16,666	(15)	270,489
	5/9/2008	—	90,000	(2)	19.99		5/9/2015		30,000	(12)	486,900

(1)	Unvested options vest in equal installments monthly on the 20th of each month ending on 10/20/2009.

(2)	Unvested options vest in equal installments monthly on the 9th of each month ending 5/9/2012.

(3)	Unvested options vest in equal installments monthly on the 28th of each month ending on 2/28/2010.

(4)	Unvested options vest in equal installments monthly on the 10th of each month ending on 5/10/2011.

(5)	Unvested options vest monthly on the 2nd of each month ending on 7/2/2009.

(6)	Unvested options vest in equal installments monthly on the 12th of each month ending on 5/12/2010.

(7)	Unvested options vest in equal installments monthly on the 8th of each month ending 2/8/2012.

(8)	Unvested options vest in equal installments monthly on the 30th of each month ending on 1/30/2010.

(9)	38,333 shares vested on 6/1/2009, 38,333 shares to vest on 6/1/2010 and 38,334 shares to vest on 6/1/2011.

(10)	25,000 shares to vest on 3/3/2010.

(11)	25,000 shares vested on 6/1/2009.

(12)	10,000 shares vested on 6/1/2009, 10,000 shares to vest on 6/1/2010 and 10,000 shares to vest on 6/1/2011.

(13)	7,500 shares to vest on 3/1/2010, 7,500 shares to vest on 3/1/2011, and 7,500 shares to vest on 3/1/2012.

(14)	16,666 shares vested on 6/1/2009, 16,667 shares to vest on 6/1/2010 and 16,667 shares to vest on 6/1/2011.

(15)	16,666 shares vested on 6/1/2009.

(16)	9,162 shares expire on 12/5/2012, 45,674 shares expire on 7/15/2013, and 120,000 shares expire on 6/22/2014.

(17)	558,306 shares expire on 11/4/2010 and 3,793 shares expire on 11/4/2013.

(18)	54,836 shares granted at $1.61 and 120,000 shares granted at $20.36.

The following table shows for the fiscal year ended April 3, 2009, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

John W. Thompson	952,966	12,441,136	—	—
James A. Beer	—	—	50,000	869,750
Gregory W. Hughes	—	—	130,269	2,364,193
Enrique Salem	16,000	335,362	132,500	2,380,975
J. David Thompson	—	—	50,000	873,169

Non-Qualified Deferred Compensation in Fiscal 2009

The table below provides information on the non-qualified deferred compensation of the named executive officers for the fiscal year ended April 3, 2009.

Non-Qualified Deferred Compensation
	Executive		Registrant	Aggregate		Aggregate
	Contributions in		Contributions in	Earnings in	Aggregate	Balance at
	Last Fiscal		Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	Year		Year	Year	Distributions	Year-End
Name	($)		($)	($)(3)	($)	($)

John W. Thompson	—		—	—	—	—
James Beer	—		—	—	—	—
Enrique Salem	—		—	—	—	—
Gregory W. Hughes	266,345	(1)	—	(205,034)	—	487,072
J. David Thompson	71,209	(2)	—	(25,188)	—	74,586

(1)	Represents $57,000 reported under the “Salary” column and $209,345 reported under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for Fiscal 2009”.

(2)	Represents $27,187 reported under the “Salary” column and $44,022 reported under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for Fiscal 2009”.

(3)	Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not preferential or above-market.

In fiscal 2009, certain management employees on our U.S. payroll with a base salary of $150,000 or greater, including each of the named executive officers, are eligible to participate in the Symantec Corporation Deferred Compensation Plan. The plan provides the opportunity for participants to defer up to 75% of base salary and 100% of variable pay each year. Variable pay includes all bonus and commission payments. Deferral elections must be made prior to the beginning of a calendar year and cannot be revoked as of the day immediately prior to commencement of that year. The plan is “unfunded” and all deferrals are general assets of Symantec. Amounts deferred by each participant under the plan are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the plan will then be adjusted based on the performance of the measurement funds that have been selected by the participant. The measurement funds available under the plan are substantially identical to the investment funds available under our 401(k) plan. Each participant may change their measurement fund selections on a daily basis. The plan requires that benefits accumulated in the bookkeeping accounts for each participant be distributed to the participant following his or her termination of employment with us for any reason and permits us to terminate the plan and make such a distribution in the event of a change in control of Symantec. We intend to take such action in the event of a change in control of Symantec.

Potential Payments Upon Termination or Change-In-Control

Set forth below is a description of the plans and agreements (other than the Deferred Compensation Plan) that could result in potential payouts to the named executive officers in the case of their termination of employment and/or a change in control of Symantec. For information regarding potential payouts upon termination under the Deferred Compensation Plan, in which Gregory Hughes and J. David Thompson participate, see “Non-Qualified Deferred Compensation in Fiscal 2009” above.

Symantec Executive Retention Plan

In January 2001, the Board approved the Symantec Executive Retention Plan, to deal with employment termination resulting from a change in control of the Company. The plan was modified by the Board in July 2002, April 2006 and June 2007. Under the terms of the plan, all equity compensation awards (including, among others, options and restricted stock units) granted by the Company to the Company’s Section 16(b) officers (including the named executive officers) would become fully vested and, if applicable, exercisable following a change in control of the Company (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.

Symantec Corporation Severance Plan

During fiscal 2008, we adopted the Symantec Corporation Severance Plan, effective as of July 1, 2007, to provide severance benefits to certain eligible employees of Symantec. Individual employees must meet certain criteria in order to participate in the plan, including, among other criteria, (i) the employee is not entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by Symantec and (ii) the employee was involuntarily terminated from active employment because of market conditions or division performance resulting in elimination of their position, and not solely because of poor work performance.

Under the terms of the plan, eligible employees at the Vice President level or above receive severance payments calculated as follows: (i) severance payments equal to ten weeks of base pay if such employee has been employed by Symantec for one year or less; or (ii) severance payments equal to ten weeks of base pay plus the amount calculated by multiplying two weeks of base pay times the number of years of such employee’s employment by Symantec after the first year of employment, prorated through the termination date. If an eligible employee timely elects COBRA continuation coverage under Symantec’s group insurance plans, Symantec will also subsidize the full amount of premiums for such eligible employees for the period of time upon which severance payments are paid under the plan. Symantec will subsidize premiums for continuation coverage at the same level of coverage in effect immediately before termination of employment for the applicable employee. Eligible employees at the Vice President level are also entitled to receive six months of outplacement services, including counseling and guidance.

Payment of severance payments and COBRA premiums and provision of outplacement assistance pursuant to the Symantec Corporation Severance Plan is subject to the applicable employee’s returning a release of claims against Symantec.

John W. Thompson

Through the end of fiscal year 2009, Mr. Thompson was our Chief Executive Officer and potential payouts to him in the case of his termination of employment and/or a change in control of Symantec were provided for under his employment agreement with us dated April 11, 1999. In connection with his retirement as our Chief Executive Officer on April 4, 2009, we entered into a letter agreement with Mr. Thompson, dated April 6, 2009, which supersedes and replaces his employment agreement and provides that he will be eligible for severance benefits as set forth in the Symantec Corporation Severance Plan rather than the severance benefits provided for under his employment agreement.

In accordance with his April 11, 1999 employment agreement, in the event Mr. Thompson resigned with good reason (i.e., material reduction in responsibilities, position or salary) or was terminated without cause (as defined in the agreement), prior to his retirement as Chief Executive Officer on April 4, 2009, he was entitled to a severance payment equal to twice his annual base salary, the vesting of his outstanding options would be accelerated by two years and he would be entitled to reimbursement of COBRA premiums for the maximum period permitted by law. We also began maintaining a $5,000,000 term executive life insurance policy on Mr. Thompson for the benefit of his family and coverage under our long term disability plan that would pay Mr. Thompson up to $20,000 per month following the 180th day after any disability.

In the event that Mr. Thompson’s employment was terminated due to his death or disability, prior to his retirement as Chief Executive Officer on April 4, 2009, the vesting of his outstanding options would have been accelerated by two years. Additionally, in the case of his death, his designated beneficiary would have been entitled to a single lump sum death benefit of $5,000,000 (in accordance with Symantec’s life insurance plan), and in the case of his disability, he would have been entitled to disability payments of up to $20,000 a month after 180 days of continued disability (in accordance with Symantec’s long term disability plan). If Mr. Thompson had died or if the Board had determined that he was disabled as of April 3, 2009, his beneficiaries would have received $5,000,000, or he would have thereafter begun receiving payments of $25,000 per month for 60 months followed by payments of $10,000 per month for 36 months, as the case may be, under these arrangements.

The following table summarizes the value of the payouts to Mr. Thompson pursuant to Mr. Thompson’s employment agreement and the Symantec Executive Retention Plan, assuming a qualifying termination as of April 3, 2009 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.23 on April 3, 2009 minus the exercise price):

Termination
Without Cause
or Constructive
Termination
Within
12 Months of a
Resignation with Good Reason or			Change of
Termination Without Cause			Control		Termination Due to Death		Termination Due to Disability
	Option	COBRA	Option	RSU	Option	Death	Option	Long Term Disability
Severance Pay	Vesting	Premiums	Vesting	Vesting	Vesting	Benefit	Vesting	Benefits

$1,000,000	$0	$29,137	$0	$1,866,450	$0	$5,000,000	$0	$25,000/month for 60 months and $10,000/month for 36 months thereafter

The following table summarizes the value of the payouts to Mr. Thompson pursuant to the Symantec Corporation Severance Plan, assuming a qualifying termination as of April 3, 2009 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.23 on April 3, 2009 minus the exercise price) and that Mr. Thompson’s letter agreement had superseded and replaced his employment agreement as of that date:

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of		Within 12 Months of a
Market Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$268,846	$11,315	$0	$1,866,450

James A. Beer

The following table summarizes the value of the payouts to Mr. Beer pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of April 3, 2009 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.23 on April 3, 2009 minus the exercise price):

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of Market		Within 12 Months of a
Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$180,231	$4,983	$0	$1,298,400

Enrique Salem

The following table summarizes the value of the payouts to Mr. Salem pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of April 3, 2009 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.23 on April 3, 2009 minus the exercise price):

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of Market		Within 12 Months of a
Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$263,702	$8,350	$0	$1,582,425

Gregory W. Hughes

Symantec entered into an employment agreement, dated December 15, 2004 with Mr. Hughes, which became effective on July 2, 2005. Pursuant to that agreement, if the employment of Mr. Hughes is terminated by Symantec without cause (as defined in Mr. Hughes’s agreement) or is terminated due to death or permanent disability, or if Mr. Hughes resigns with good reason (i.e. material reduction in responsibilities, position or salary), then Mr. Hughes is entitled to full payment of premiums for COBRA continuation health care coverage for the executive, his spouse and his other eligible dependents under Symantec’s group health plan, until the earlier of (i) 12-months after the first day of the first month after termination of employment or (ii) the first date that executive receives coverage under another employer’s program providing substantially the same level of benefits without exclusion for pre-existing medical conditions.

The following table summarizes the value of the payouts to Mr. Hughes pursuant to Mr. Hughes’ employment agreement, the Symantec Executive Retention Plan, and the Symantec Corporation Severance Plan assuming a qualifying termination as of April 3, 2009 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.23 on April 3, 2009 minus the exercise price):

Termination Without
Involuntary Termination		Cause or Constructive
Because of Market	Termination Without Cause or	Termination within 12
Conditions or Division	Resignation With Good Reason, or	Months of a Change
Performance	Termination Due to Death or Disability	of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$182,308	$7,105	$0	$892,650

J. David Thompson

The following table summarizes the value of the payouts to Mr. Thompson pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of April 3, 2009 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.23 on April 3, 2009 minus the exercise price):

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of Market		Within 12 Months of a
Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$120,127	$4,898	$0	$757,389

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

Symantec has adopted a written related person transactions policy which provides for the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” The Nominating and Governance Committee reviews transactions that may be “related person transactions,” which are transactions between Symantec and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any Symantec executive officer, director, nominee for director, or stockholder holding more than 5% of any class of Symantec’s voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.

Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be “related person transactions” (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):

•	compensation to executive officers determined by Symantec’s Compensation Committee;

•	any transaction with another company at which a related person is a director or an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $2,000,000, or three percent of that company’s total annual gross revenues, provided that the transaction involves the purchase of either company’s goods and services and the transaction is subject to usual trade terms and is in the ordinary course of business and the related person is not involved in the negotiation of the transaction;

•	any compensation paid to a director if the compensation is required to be reported in Symantec’s proxy statement;

•	any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;

•	any charitable contribution, grant or endowment by Symantec or the Symantec Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed $120,000, or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or

•	any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Under the policy, members of Symantec’s legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions may be identified through Symantec’s Code of Conduct or other Symantec policies and procedures, and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction.

Certain Related Person Transactions

In May 2008, Symantec entered into a dry-lease agreement for an aircraft with a company owned by Mr. Thompson, our Chairman. Pursuant to the agreement, Symantec leases the aircraft on a non-exclusive basis from Mr. Thompson’s company from time to time solely for Mr. Thompson’s business-related travel, at a dry-lease rate of $1,250 per flight hour. Pursuant to an agreement with an unrelated party, Symantec has also agreed to pay the variable operating costs of Mr. Thompson’s business travel on this aircraft. The arrangement was approved by the Nominating and Governance Committee of our Board. The Nominating and Governance Committee has determined that the amounts billed by Mr. Thompson’s company for our use of the aircraft are at or below the market rates charged by third-party commercial charter companies for similar aircraft. Symantec paid $113,625 under this arrangement during fiscal 2009.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Symantec’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Audit Committee is comprised solely of independent directors, as defined by current NASDAQ listing standards, and operates under a written charter which was most recently amended by the Board on July 24, 2007. The Audit Committee oversees Symantec’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in Symantec’s Annual Report on Form 10-K for the fiscal year ended April 3, 2009 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with Symantec’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Symantec’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 114, “The Auditor’s Communications With Those Charged with Governance.” In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the Audit Committee concerning independence from management and Symantec, and has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and Symantec.

The Audit Committee discussed with Symantec’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Symantec’s internal controls, and the overall quality of Symantec’s financial reporting.

The Audit Committee also received the report of management contained in Symantec’s Annual Report on Form 10-K for the fiscal year ended April 3, 2009, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in Symantec’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Symantec’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in Symantec’s Annual Report on Form 10-K for the fiscal year ended April 3, 2009 for filing with the SEC.

By: The Audit Committee of the Board of Directors:

Frank E. Dangeard
David L. Mahoney
Robert S. Miller
V. Paul Unruh (Chair)

ADDITIONAL INFORMATION

Stockholder Proposals for the 2010 Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  Symantec’s Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attn: Corporate Secretary.

To be timely for the 2010 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company between June 25, 2010 and July 26, 2010. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Symantec’s Bylaws.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Symantec’s 2010 annual meeting must be received by the Company not later than April 14, 2010 in order to be considered for inclusion in Symantec’s proxy materials for that meeting.

Available Information

Symantec will mail without charge, upon written request, a copy of Symantec’s Annual Report on Form 10-K for fiscal year 2009, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Symantec Corporation
20330 Stevens Creek Boulevard
Cupertino, California 95014
Attn: Investor Relations

The Annual Report is also available at www.symantec.com.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Symantec stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Symantec will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Symantec’s Investor Relations department at 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attn: Investor Relations, telephone number (408) 517-8324.

Any stockholders who share the same address and currently receive multiple copies of Symantec’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Symantec’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SYMANTEC CORPORATION 20330 STEVENS CREEK BLVD CUPERTINO, CA 95014
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 NAME THE COMPANY NAME INC. — COMMON THE COMPANY NAME INC. — CLASS A THE COMPANY NAME INC. — CLASS B THE COMPANY NAME INC. — CLASS C THE COMPANY NAME INC. — CLASS D THE COMPANY NAME INC. — CLASS E THE COMPANY NAME INC. — CLASS F THE COMPANY NAME INC. — 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you nominee(s) on the line below. vote FOR the following: 0 0 0 1. Election of Directors Nominees 01 Michael A. Brown 02 William T. Coleman 03 Frank E. Dangeard 04 Geraldine B. Laybourne 05 David L. Mahoney 06 Robert S. Miller 07 Enrique T. Salem 08 Daniel H. Schulman 09 John W. Thompson 10 V. Paul Unruh The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 To ratify the selection of KPMG LLP as Symantec’s independent registered public accounting firm for the 2010 fiscal year. 0 0 0 The Board of Directors recommends you vote AGAINST the following proposal(s): For Against Abstain 3 To consider and vote upon a stockholder proposal regarding special stockholder meetings, if properly presented at the 0 0 0 meeting. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . This Proxy is Solicited on Behalf of the Board of Directors of Symantec Corporation 2009 Annual Meeting of Stockholders The undersigned stockholder(s) appoint(s) Enrique T. Salem, James A. Beer and Scott C. Taylor, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation (“ Symantec “) that are held of record by the undersigned as of July 27, 2009, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Symantec to be held on September 23, 2009, at the offices of Symantec Corporation located at 350 Ellis Street, Mountain View, California, at 9:00 a.m. (Pacific time), and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AGAINST PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE R2.09.05.010 ANNUAL MEETING. _2 0000028414 Continued and to be signed on reverse side